UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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MAGELLAN PETROLEUM CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1775 Sherman Street, Suite 1950
Denver, Colorado 80203
2013 ANNUAL MEETING OF STOCKHOLDERS
To be Held on December 11, 2013

October 28, 2013
Dear Stockholder:
On behalf of the Board of Directors and management of Magellan Petroleum Corporation (“Magellan”), we are pleased to invite you to attend the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, December 11, 2013, at 10:00 a.m. local time at the Magnolia Hotel, 818 17th Street, Denver, Colorado 80202.
At the Annual Meeting, you and the other stockholders will be asked to vote on:

•
The election by the holders of Common Stock and Series A Convertible Preferred Stock of two individuals named as Director nominees in the attached proxy statement to our Board of Directors to serve for a three-year term;

•	The election by the holder of Series A Convertible Preferred Stock of two Directors named in the attached proxy statement to our Board of Directors to serve for a one-year term;

•	A non-binding advisory resolution to approve the compensation of our named executive officers; and

•	The ratification of the appointment of EKS&H LLLP as our independent registered public accounting firm for fiscal 2014.
The accompanying Notice of 2013 Annual Meeting of Stockholders and 2013 Annual Meeting Proxy Statement (“Proxy Statement”) provide additional information concerning the business to be acted on at the meeting. In addition, management will review our results of operations and will be available to respond to questions during the meeting.
Pursuant to U.S. Securities and Exchange Commission rules, we may provide you with access to our proxy materials via the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of the accompanying Proxy Statement, a proxy card, and our 2013 Annual Report to Stockholders. The Notice contains instructions on how to access those documents via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including the accompanying Proxy Statement, our 2013 Annual Report to Stockholders, and a form of proxy card. All stockholders who do not receive a Notice should receive a paper copy of the proxy materials by mail.
Your vote is important, and we encourage you to vote even if you cannot attend the Annual Meeting in person. You may vote by Internet or by telephone using the instructions on the Notice, or, if you received a paper copy of the proxy card, by signing and returning it in the envelope provided. If your shares are held of record by a bank or broker, please vote by using the instruction form provided to you by or on behalf of the bank or broker.
We thank you for your continued support of Magellan and we look forward to seeing many of you at the Annual Meeting.

Sincerely yours,

J. Robinson West	J. Thomas Wilson
Chairman of the Board of Directors	President and Chief Executive Officer

1775 Sherman Street, Suite 1950
Denver, Colorado 80203

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS
To be Held on December 11, 2013
NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders of Magellan Petroleum Corporation, a Delaware corporation (the “Company”), will be held on Wednesday, December 11, 2013, at 10:00 a.m. local time at the Magnolia Hotel, 818 17th Street, Denver, Colorado 80202, for the following purposes:

1.
To elect, by the holders of Common Stock and Series A Convertible Preferred Stock, the two individuals named as Director nominees in the attached proxy statement to the Board of Directors of the Company to serve for a three-year term;

2.	To elect, by the holder of Series A Convertible Preferred Stock, two additional Directors named in the attached Proxy Statement to the Board of Directors of the Company to serve for a one-year term;

3.	To vote on the non-binding advisory resolution for the approval of the compensation of our named executive officers;

4.	To ratify the appointment of EKS&H LLLP as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2014; and

5.	To transact such other business as may properly come before the meeting.
Only stockholders of record at the close of business on October 21, 2013, are entitled to receive notice of and to vote at the Annual Meeting.
Please vote by using the telephone or Internet voting systems described in the Notice of Internet Availability of Proxy Materials or the proxy card or, if the attached Proxy Statement and a proxy card were mailed to you, please sign, date, and return the proxy card in the enclosed envelope as soon as possible.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 11, 2013:
The Proxy Statement for the 2013 Annual Meeting of Stockholders and the Annual Report to Shareholders for the fiscal year ended June 30, 2013, are available at: http://www.proxyvote.com.

By Order of the Board of Directors,

C. Mark Brannum
Vice President, General Counsel and Secretary
October 28, 013

i

ii

1775 Sherman Street, Suite 1950
Denver, Colorado 80203

2013 ANNUAL MEETING PROXY STATEMENT

GENERAL INFORMATION
This 2013 Annual Meeting Proxy Statement (“Proxy Statement”) is furnished to stockholders of Magellan Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors (“Board”) for use at the Company’s Annual Meeting of Stockholders (“Annual Meeting”) to be held on Wednesday, December 11, 2013, at 10:00 a.m. local time at the Magnolia Hotel, 818 17th Street, Denver, Colorado 80202 and at any adjournments or postponements thereof. The proxy materials, including this Proxy Statement, the proxy card or voting instructions, and our 2013 Annual Report are first being distributed and made available on or about November 1, 2013.
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we are providing our stockholders access to our proxy materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed to a majority of our stockholders on or about November 1, 2013. Stockholders will have the ability to access the proxy materials on a web site referred to in the Notice or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice.
The Notice also provides instructions on how to select your preference for receiving future proxy materials, whether electronically by e-mail or in printed form by the United States ("US") Postal Service. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form will remain in effect until you terminate it. Choosing to receive future proxy materials by e-mail will allow us to provide you with the information you need in a timelier manner, save us the cost of printing and mailing documents to you, and conserve natural resources.

Important Notice Regarding Internet Availability of Proxy Materials for the 2013 Annual Meeting to be held on December 11, 2013
This Proxy Statement and the Company’s Annual Report to Shareholders for the fiscal year ended June 30, 2013, are available at: http://www.proxyvote.com.
You may vote your shares prior to the Annual Meeting by following the instructions provided in the Notice, this Proxy Statement, and the voter website, http://www.proxyvote.com. If you requested or otherwise received a paper copy of the proxy materials, voting instructions are also contained in the proxy card enclosed with those materials.

The proxy may be revoked at any time before it is voted by (i) notifying the Company in writing; (ii) signing and dating a new and different proxy card of a later date; or (iii) voting of your shares in person or through a duly-appointed agent at the meeting.
The persons named in the enclosed form of proxy will vote the shares of common stock represented by such proxy in accordance with the specifications made by means of a ballot provided in the proxy and will vote the shares in their discretion on any other matters properly coming before the Annual Meeting or any adjournment or postponement thereof. As of the date of this Proxy Statement, the Board knows of no matters that will be properly presented for consideration at the Annual Meeting, in accordance with the Company's By-Laws including the advance notice provisions thereof, other than those matters referred to in this Proxy Statement.
The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting has been fixed by the Board as the close of business on October 21, 2013. On that date, there were 45,348,709 outstanding shares of common stock of the Company, par value $.01 per share (the “Common Stock”), and 19,743,917 outstanding shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"). Each outstanding share of Common Stock and Preferred Stock is entitled to one vote.

VOTES REQUIRED FOR APPROVAL
Votes Required
Each outstanding share of Common Stock is entitled to one vote on each of Proposals 1, 3, and 4. Each outstanding share of Series A Preferred Stock is entitled to one vote on each of Proposals 1, 2, 3, and 4.
Approval of Proposal 1 - the election by the holders of Common Stock and the holders of Series A Preferred Stock of the two Directors named in this Proxy Statement as nominees for election to the Board of Directors to serve for a term of three years will require the affirmative vote of a plurality of the votes cast by the holders of shares of our Common Stock and Series A Preferred Stock, voting together as a single class, present in person or by proxy and voting at the Annual Meeting, provided that a quorum exists.
Approval of Proposal 2 - the election by the holder of our Series A Preferred Stock of the two additional Directors named in this Proxy Statement for such election to the Board of Directors to serve for a term of one year will require the affirmative vote of the plurality of the votes cast by the holders of shares of our Series A Preferred Stock, present in person or by proxy and voting of the Annual Meeting, provided that a quorum exists.
Approval of Proposal 3 - the approval of the non-binding advisory resolution approving the compensation of the Company’s named executive officers will require the affirmative vote of a majority of the votes cast by the holders of our Common Stock and Series A Preferred Stock, voting together as a single class, who are present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists.
Approval of Proposal 4 - the ratification of the appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014, will require the affirmative vote of a majority of the votes cast by the holders of our Common Stock and Series A Preferred Stock, voting together as a single class, who are present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists.

Discretionary Voting of Shares Held in Street Name
If your shares of Common Stock are held in street name through a broker, bank, or other holder of record, you will receive information from the record holder describing how to instruct the record holder to vote your shares. If you do not give voting instructions, brokers, banks, and other holders of record who are members of the New York Stock Exchange (the "NYSE") will be permitted under applicable NYSE rules to vote your shares in their discretion on the following matter to be presented at the Annual Meeting:

•	Proposal 4 - the ratification of the appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014.
Applicable NYSE rules do not permit brokers, banks, and other holders of record who are members of the NYSE to vote in their discretion in the election of directors and executive compensation matters where the record holder has not received voting instructions from the beneficial owner of the shares. Consequently, your broker, bank, or other record holder may not vote your street name shares on Proposal 1 - the election of two Directors or Proposal 3 - the non-binding advisory resolution for approval of the compensation of the Company’s named executive officers, unless you give them voting instructions. See “Quorum Required, Withholding Authority; Broker “Non-Votes” and Abstentions” below.

Quorum Required; Withholding Authority; Broker “Non-Votes” and Abstentions
Quorum Required: The holders of 33 1/3 percent of the total number of shares entitled to be voted at the Annual Meeting, present in person or by proxy, shall constitute a quorum for the transaction of business. Under the Delaware General Corporation Law, abstentions and broker “non-votes” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting.
Withholding Authority: Withholding authority to vote for a nominee for Director will have no effect on the results of the vote for Directors. Under the Delaware General Corporation Law, the nominees for Director who receive the most votes (also known as a “plurality” of the votes) will be elected.
Broker Non-Votes and Abstentions: If your broker holds your shares in its name and cannot vote your shares on a particular matter because the broker does not have instructions from you or discretionary voting authority on that matter, this is referred to as a “broker non-vote.” As noted above, your broker will not be entitled to vote your shares without your instructions on Proposals 1 and 3. Under Delaware law, an “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal other than the election of directors.
Effects of “Broker-Non Votes” and Abstentions: For Proposal 1, in counting the number of shares voted, abstentions and broker non-votes will not be counted and will have no effect. For Proposals 3 and 4, which require the affirmative vote of a majority of the votes cast by the holders of our Common Stock and Series A Preferred Stock, voting together as a single class who are present in person or by proxy at the Annual Meeting and entitled to vote on the matter, abstentions will be counted towards the vote total and will have the same effect as a vote “AGAINST” the Proposal, but broker non-votes (which are not “entitled to vote” on the matter) will not be counted and will have no effect.

PROPOSAL 1
ELECTION OF TWO DIRECTORS BY THE HOLDERS
OF COMMON STOCK AND SERIES A PREFERRED STOCK
In accordance with the Company’s By-Laws, two Directors are to be elected to hold office for a term of three years, expiring with the 2016 Annual Meeting of Stockholders. The Company’s By-Laws provide for three classes of Directors who are to be elected for terms of three years each and until their successors shall have been elected and shall have been duly qualified. Pursuant to the Company’s By-Laws, the Board has adopted a resolution to set the number of Directors at seven, effective at the Annual Meeting. The two nominees for election at the Annual Meeting, Ronald P. Pettirossi and J. Robinson West, are currently serving as Directors of the Company. Messrs. Pettirossi and West have consented to being named in this Proxy Statement and will serve as Directors, if elected.
Under Delaware General Corporation Law, the election of Directors requires a plurality of the votes cast by the holders of shares present in person or by proxy and voting at the Annual Meeting. The term “plurality” means that the nominees receiving the greatest number of votes will be elected. Proxies may be voted only for the number of nominees named by the Board. The persons named in the accompanying proxy will vote properly-executed proxies for the election of the persons named above, unless authority to vote for one or more of the nominees is withheld.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO ELECT RONALD P. PETTIROSSI AND J. ROBINSON WEST - PROPOSAL 1.

Background Information About Our Nominees and Other Directors
The following sets forth certain information about (i) the Company's two nominees for election as a Director at the 2013 Annual Meeting to each hold office with a term expiring at the 2016 Annual Meeting, (ii) each Director whose term of office continues beyond the 2013 Annual Meeting, and (iii) each Director designated by the holders of Series A Preferred Stock. The information presented includes, with respect to each such person: (a) the year during which he first became a Director of the Company; (b) his other positions with the Company, if any; (c) his business experience for at least the past five years; (d) any other director positions held currently or at any time during the past five years with any company with a class of securities registered pursuant to section 12 of the US Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of section 15(d) of the Exchange Act, or any company registered as an investment company under the US Investment Company Act of 1940, as amended; (e) information regarding involvement in certain legal or administrative proceedings, if applicable; (f) his age as of the date of this Proxy Statement; and (g) the experience, qualifications, attributes, or skills that led to the conclusion that the person should serve as a Director for the Company. Unless otherwise indicated, all companies referred to with respect to a Director's business experience are principally engaged in the oil, natural gas, and/or mineral exploration, development, and production business, or investments related thereto. There are no family relationships among any of our Directors or executive officers.

2013 Director nominees to each hold office with a term expiring at the 2016 Annual Meeting:
Name: Ronald P. Pettirossi
Director Since: 1997
Other Positions Held with the Company: Chairman of the Audit Committee.
Business Experience: Mr. Pettirossi has been President of ER Ltd., a financial accounting and reporting consulting company, since 1995. Mr. Pettirossi was a Director of Magellan Petroleum Australia Limited ("MPAL") from August 2004 until shortly after MPAL was converted to Magellan Petroleum Australia Pty Ltd ("MPA") in April 2013, allowing the Company to alter this subsidiary's board structure and reduce related compensation expense. Mr. Pettirossi is a former audit partner of EY LLP and worked with public and privately held companies for 31 years.
Age: 70
Mr. Pettirossi was selected to serve on our Board for his education, professional training, and skills in financial accounting and reporting, including his 31 years of practice with EY LLP, his work as a financial consultant, and his status as both a CPA and an “audit committee financial expert,” as defined by SEC regulations.

Name: J. Robinson West
Director Since: 2010
Other Positions Held with the Company: Chairman of the Board.
Business Experience: Mr. West is Chairman of the Board and Founder of PFC Energy, Inc. (“PFC”), a global consulting firm owned by IHS Inc. (NYSE: IHS) that specializes in providing information, insight, and analytical products and services for oil and gas operators, national oil companies, service companies, investors, governments, and other stakeholders. Before founding PFC in 1984, Mr. West served in the Reagan Administration as Assistant Secretary of the Interior for Policy, Budget, and Administration (1981-83), with responsibility for US offshore oil policy. Mr. West is currently a member of the National Petroleum Council and the Council on Foreign Relations. He also currently serves as a director of Key Energy Services, Inc. (NYSE: KEG), an oil and natural gas well service company based in Houston, Texas; and Stewart & Stevenson, a designer, manufacturer, and provider of specialized equipment and aftermarket parts and services for the oil and gas and other industries. Mr. West served as a director of Cheniere Energy, Inc. (NYSE: LNG), a Houston-based energy company primarily engaged in businesses related to liquefied natural gas ("LNG"), from 2001 to 2010, and as a director of Lambert Energy Advisors, a UK-based financial advisory firm to the energy industry, from 2002 to 2010. Mr. West received his B.A. degree from the University of North Carolina at Chapel Hill and his J.D. degree from Temple University.
Age: 67
Mr. West was selected to serve on our Board for his extensive experience as a consultant to companies in the international oil and gas industries, his US government service related to energy policy matters, and his broad knowledge of board leadership and corporate governance.

Directors continuing in office with terms expiring at the 2014 Annual Meeting:
Name: Milam Randolph Pharo
Director Since: 2012
Other Positions Held with the Company: Former Vice President, General Counsel and Secretary (2011-2012).
Business Experience: Mr. Pharo has over 30 years of experience in the oil and gas industry, with an emphasis in the Rocky Mountain region. He has served in private legal practice focusing on oil and gas matters and as general counsel to public oil and gas companies. Mr. Pharo is currently Of Counsel and a member of the Natural Resources Department at Davis Graham & Stubbs LLP, a Denver-based law firm, a position he has held since April 2013. Prior to that, he served as the Company's Vice President, General Counsel and Secretary from November 2011 until his retirement from that position in September 2012. He was retired from September 2012 to April 2013 and from January 2011 to November 2011. From 1996 through 2010, Mr. Pharo held various positions with SM Energy Company, including Vice President - Land and Legal and Senior Vice President and General Counsel. Mr. Pharo received his B.A. degree from the University of Texas at Austin and his J.D. degree from Southern Methodist University.
Age: 61
Mr. Pharo was selected to serve on our Board for his extensive legal and related business and transaction experience in the oil and gas industry, and his knowledge of corporate governance standards for public companies.

Name: J. Thomas Wilson
Director Since: 2009
Other Positions Held with the Company: President and CEO; Former Senior Consultant to the Company (2009-2011).
Business Experience: Mr. Wilson has served as the Company's President and CEO since September 2011. Previously, he served as Senior Consultant to the Company from July 2009 to September 2011. From July 2009 to January 2011, Mr. Wilson also served as First Vice President of Young Energy Prize S.A. ("YEP"), a significant stockholder of the Company from July 2009 to October 2012, and Mr. Wilson served on YEP's Board of Directors from 2007 to November 2008. Mr. Wilson is a veteran in the energy sector, with a strong background in geology and international business development. Mr. Wilson began his career as a geologist with Shell Oil Company before joining Apache Corporation, where he held various management positions and led Apache's entry into international markets. Subsequent to Apache, Mr. Wilson served as president of Anderman International, which during his tenure developed the Chernogoskoye field in western Siberia. This property became the core asset of Khantiy Mantsisk Oil Corporation ("KMOC"), for which Mr. Wilson served as the first president. KMOC was later sold to Marathon Oil Corporation and then on-sold to LUKOIL. With his extensive experience in Russian oil and gas, Mr. Wilson joined the management team of Yamal Energy Partners, which developed South Tambey field, possibly the first Russian-led LNG project in the Russian Republic, which was later sold to Gazprom. Mr. Wilson holds a B.S. degree in Zoology and Geology from Northern Arizona University and an M.S. degree in Geology from the University of Southern California.
Age: 61

Mr. Wilson was selected to serve on our Board for his strong geology background, his extensive employment history with major companies in the energy field, his operational and business development skills with respect to projects such as LNG production and gas development in Europe and Asia, his experience as an investor and entrepreneur in various private oil and gas entities and ventures, and in light of his position as the Company's President and CEO.

Director continuing in office with a term expiring at the 2015 Annual Meeting:
Name: Brendan S. MacMillan
Director Since: 2013
Other Positions Held with the Company: Member of the Audit Committee.
Business Experience: Mr. MacMillan is the founder and operator of several private corporations and partnerships in the US and Canada focused on energy and natural resource investments in private and public debt and equity. Mr. MacMillan has been engaged in these activities as a private equity principal since October 2008. Mr. MacMillan currently serves as President of Highlands Pacific LLC, the general partner of Highlands Pacific Partners LP, which he founded in June 2011. Mr. MacMillan is also the founder and a principal of CuVeras LLC, founded in November 2011, Bull River Security Holdings Ltd., founded in February 2012, and Bull River Lending Corp., founded in April 2012. Prior to starting these companies, from October 2004 until October 2008, Mr. MacMillan focused on the energy, natural resource, and industrial sectors in his role as Vice President for the Capital Group Companies, a group of investment management companies that serves as the manager of the American Funds, with over $1 trillion under management. Mr. MacMillan currently serves as a director of Bull River Lending Corp. and Bull River Security Holdings Ltd. Mr. MacMillan received a B.A. degree with High Honors from Wesleyan University in 1991 with a focus on subjects applicable to oil and gas, an M.B.A. degree with a concentration in Finance from Stanford University's Graduate School of Business in 1995, and a Chartered Financial Analyst designation in 1999.
Age: 46
Mr. MacMillan was selected to serve on our Board for his twenty years of consulting and investment experience in the energy and natural resource sectors, his experience as a director, and his expertise in finance and investment management.

Directors designated by the holder of Series A Preferred Stock:
The following two Directors were designated by One Stone to serve on our Board pursuant to the provisions of the Certificate of Designations of Series A Preferred Stock, whereby for so long as One Stone holds Series A Preferred Stock representing at least 15% of the outstanding Common Stock (assuming full conversion of the Series A Preferred Stock), One Stone has the right to elect two individuals to serve on our Board. Under those provisions, the following two Directors are not subject to election to our Board by the holders of Common Stock at the Annual Meeting.

Name: Vadim Gluzman
Director Since: 2013
Other Positions Held with the Company: Member of the CNG Committee.
Business Experience: Mr. Gluzman is currently a Managing Member of One Stone Energy Partners, a private equity fund focused on investments in the oil and gas industry in the US and abroad. He has held that position since 2012. From 1997 to 2012, Mr. Gluzman was a vice president of OAO LUKOIL, a major international vertically-integrated oil and gas company, and President of Lukoil Americas Holding. Prior to joining Lukoil in 1997, he worked as a chemical engineer for Teknor Apex Company, an international custom compounder of advanced polymer materials, and at the Moscow Institute of Plastics. Mr. Gluzman holds a Master's degree in chemical technologies from the Moscow Institute of Chemical Technologies.
Age: 51
Mr. Gluzman has over 15 years of high level oil and gas industry and related corporate finance experience, and his broad oil and gas industry knowledge and technical background make him a valuable addition to our Board and our CNG Committee.

Name: Robert I. Israel
Director Since: 2013
Other Positions Held with the Company: Chairman of the CNG Committee.
Business Experience: Mr. Israel is currently a Managing Member of One Stone Energy Partners, a private equity fund focused on investments in the oil and gas industry in the US and abroad. He has held that position since 2010. From 2000 to 2010, Mr. Israel was a partner at Compass Advisers, LLP, a transatlantic strategic advisory and private investment firm, where he was the head of the firm’s energy practice. From 1991 to 2000, Mr. Israel was the head of the Energy Department of Schroder & Co., Inc., a multinational asset management company. Mr. Israel is currently a director of the following companies: W&T Offshore, Inc. (NYSE: WTI), an independent oil and natural gas exploration and production company focused primarily in the Gulf of Mexico and onshore Texas; Brasoil, a company engaged in oil and gas exploration and production in Brazil; Suelopetrol C.A., a Venezuelan company engaged in seismic data gathering and exploration for oil and gas; and API, Inc., a company that manufactures secure equipment for US and foreign government agencies. Mr. Israel holds an M.B.A. degree from Harvard University and a B.A. degree from Middlebury College.
Age: 64
Mr. Israel, with over 30 years of corporate finance experience, has a strong business and financial background, especially in the natural resources sector. Mr. Israel’s corporate finance experience and his public company board experience, as well as his oil and gas industry knowledge, make him a valuable addition to our Board and our CNG Committee.

Director Compensation and Related Matters
Director Compensation Table
The table below sets forth the compensation paid by the Company and by MPAL to our Directors during the fiscal year ended June 30, 2013.

Company Board Fees - fiscal year 2013 (all amounts shown are in U.S. Dollars ($))

Name	Fees Earned or Paid in Cash (1)(12)	Stock Awards (1)(13)(14)	Option Awards (13)	All Other Compensation (15)	Total ($)
Donald V. Basso (2)	$45,194	$35,000	$—	$11,049	$91,243
Nikolay V. Bogachev (3)	$38,000	$—	$—	$—	$38,000
Vadim Gluzman (4)	$13,133	$—	$—	$1,125	$14,258
Robert I. Israel (5)	$13,681	$—	$—	$1,125	$14,806
Brendan S. MacMillan (6)	$23,848	$—	$—	$4,125	$27,973
Walter McCann (7)	$95,021	$35,000	$—	$10,307	$140,328
Robert J. Mollah (8)	$76,888	$35,000	$—	$14,408	$126,296
Ronald P. Pettirossi (9)	$74,015	$35,000	$—	$9,000	$118,015
Milam Randolph Pharo (10)	$23,612	$—	$—	$4,500	$28,112
J. Robinson West (11)	$59,997	$35,000	$—	$9,000	$103,997

(1)
All Directors other than William H. Hastings, due to his compensation as Senior Advisor for Business Development, and J. Thomas Wilson, due to his compensation as our President/CEO, were eligible to receive a base annual cash retainer of $35,000 for their Board service during fiscal year 2013, as prorated to reflect the period of applicable Board service by the Director during fiscal year 2013. Mr. Hastings resigned from the Board on July 16, 2012. Under the terms of the Board’s compensation policy for non-employee Directors adopted on May 27, 2009, as amended and restated through November 6, 2012, each non-employee Director (other than Mr. Bogachev) was eligible to receive an annual award of shares of Common Stock under the Company’s 1998 Stock Incentive Plan, as amended (the “1998 Stock Incentive Plan”) or the 2012 Omnibus Incentive Compensation Plan (the “2012 Omnibus Plan”), with a value equal to $35,000, with the determination of the exact number of shares to be made on July 1st or on the date of the subsequent annual stockholders meeting (“Stock Award”). Mr. Bogachev was ineligible to receive such a Stock Award due to certain listing rules of the Australian Securities Exchange (the "ASX"), on which the Company’s stock was traded in the form of CHESS Depository Interests until the Company voluntarily delisted from the ASX on March 28, 2013. In either case, the number of shares to be awarded shall be determined using the fair value of the shares as of July 1. In addition, there is an annual cash award alternative to the annual Stock Award whereby a non-employee Director may elect to receive $35,000 in cash to exercise previously awarded options to acquire Common Stock, the exercise price of which is at least equal in value to the Common Stock eligible for receipt by the Director pursuant to the Stock Award (with the difference in the value of the options and $35,000 to be paid in cash, referred to as a Make-Up Payment). Mr. Bogachev was eligible to receive an additional cash payment of $35,000, as prorated to reflect the period of his Board service during fiscal year 2013, because, as discussed above, he was not eligible to receive an annual Stock Award. Pursuant to SEC reporting rules, the compensation amounts paid by the Company to Mr. Wilson for his services as a Director prior to his appointment as President and Chief Executive Officer effective September 27, 2011, are included in the Summary Compensation Table below for the Company’s named executive officers, and are set forth and described in the footnotes thereto. For purposes of this table and the notes below (including the tables therein), all Australian dollar (“AUD”) amounts referred to in the notes below were converted into US Dollars ("USD" or "$") using an exchange rate of 1 Australian dollar = $1.0269, which was the average AUD-to-USD exchange rate for the fiscal year ended June 30, 2013.

(2)
Mr. Basso’s service on the Board ceased on January 16, 2013. Amounts reported include the annual retainer of $35,000, a $10,000 annual fee for service on the Audit Committee, an $8,000 annual fee for service on the CNG Committee, a $9,000 annual medical reimbursement, with each of these annual amounts then prorated to reflect the periods of applicable service during the fiscal year ended June 30, 2013, a $6,147 noncash award due to the Company remitting withholding amounts to the IRS for the years 2009, 2010, and 2011, and $14,171 (or AUD 13,800) for MPAL Board of Directors’ fees shown in the table contained in footnote (12) below. Effective April 5, 2013, MPAL was converted to MPA, allowing the Company to alter this subsidiary's board structure and reduce related compensation expense.

(3)
Mr. Bogachev resigned from the Board effective January 16, 2013. The amount reported is Mr. Bogachev’s pro-rated Board fees of $38,000 pursuant to a settlement agreement with the Company dated June 14, 2013. In addition, pursuant a settlement agreement with the Company dated June 14, 2013, the Company paid Mr. Bogachev $135,000 in partial reimbursement of previous expenses that Mr. Bogachev asserted he incurred with respect to the Company. Mr. Bogachev did not receive an annual Stock Award because he was not eligible to receive equity awards due to ASX listing rules.

(4)
Mr. Gluzman was appointed to the Board on May 17, 2013, and to the CNG Committee on June 4, 2013. Amounts reported include the annual retainer of $35,000, an $8,000 annual fee for service on the CNG Committee, and a $9,000 annual medical reimbursement, with each of these annual amounts then prorated to reflect the periods of applicable service during the fiscal year ended June 30, 2013.

(5)
Mr. Israel was appointed to the Board on May 17, 2013, and as Chair of the CNG Committee on June 4, 2013. Amounts reported include the annual retainer of $35,000, a $10,000 annual fee for service as Chair of the CNG Committee, and a $9,000 annual medical reimbursement, with each of these annual amounts then prorated to reflect the periods of applicable service during the fiscal year ended June 30, 2013.

(6)
Mr. MacMillan was elected to the Board on January 16, 2013. Amounts reported include the annual retainer of $35,000, a $10,000 annual fee for service on the Audit Committee, an $8,000 annual fee for service on the CNG Committee through June 4, 2013, and a $9,000 annual medical reimbursement, with each of these annual amounts then prorated to reflect the periods of applicable service during the fiscal year ended June 30, 2013.

(7)
Amounts reported include: Mr. McCann’s annual retainer of $35,000, a $25,000 fee for service as Lead Independent Director for the fiscal year ended June 30, 2013, a $10,000 annual fee for service as Chair of the CNG Committee through June 4, 2013, with this annual amount then prorated for the period of applicable service, a $10,000 fee for service on the Audit Committee, a $9,000 medical reimbursement, a $1,307 phone charge payment, and $15,018 (or AUD 14,625) for the MPAL Board of Directors’ fees shown in the table contained in footnote (12) below.

(8)
Mr. Mollah resigned from the Board on May 16, 2013. Amounts reported include the annual retainer of $35,000, an $8,000 annual fee for service on the CNG Committee, a $9,000 annual medical reimbursement, with each of these annual amounts then prorated to reflect the periods of applicable service during the fiscal year ended June 30, 2013, a $5,408 noncash award due to the Company remitting withholding amounts to the IRS for the years 2009, 2010, and 2011, and $33,888 (or AUD 33,000) for services as an MPAL director and as Chairman of MPAL’s Board of Directors as shown in the table contained in footnote (12) below.

(9)	Amounts reported include: Mr. Pettirossi’s annual retainer of $35,000, a $16,000 fee for service as Chair of the Audit Committee, an $8,000 annual fee for service on the CNG Committee through

June 4, 2013, with this annual amount then prorated to reflect the period of applicable service during the fiscal year ended June 30, 2013, a $9,000 medical reimbursement, and $15,018 (or AUD 14,625) for the MPAL Board of Directors’ fees shown in the table contained in footnote (12) below.

(10)
Mr. Pharo was appointed to the Board as of November 6, 2012. Amounts reported include a $3,667 monthly fee for the months December 2012 through June 2013, and an additional partial monthly fee for November 2012 of $2,445.

(11)	Amounts reported include: Mr. West’s annual retainer of $35,000, a $25,000 fee for service as the Chairman of the Board for the fiscal year ended June 30, 2013, and a $9,000 medical reimbursement.

(12)
Each of Messrs. Basso, McCann, Mollah and Pettirossi was paid, consistent with prior years, cash fees directly by MPAL for their service on the MPAL Board of Directors during the fiscal year. In addition, Messrs. Mollah and Pettirossi also served on the MPAL Audit Committee during fiscal year 2013. Each of Messrs. McCann and Pettirossi resigned from the MPAL Board of Directors effective February 21, 2013. The fees listed below reflect prorated amounts for the period of applicable service.

MPAL Board Fees - fiscal year 2013 (all amounts shown in this table are in AUD)

Name	Fees Earned or Paid in Cash	Total
Donald V. Basso	$13,800	$13,800
Walter McCann	$14,625	$14,625
Robert J. Mollah	$33,000	$33,000
Ronald P. Pettirossi	$14,625	$14,625

(13)
The amounts shown in the “Stock Award” and “Option Award” columns represent the aggregate grant date fair value of the equity awards made during the fiscal year ended June 30, 2013, calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718. As of June 30, 2013, our Directors held the following unexercised stock option awards (whether or not exercisable) and unvested restricted stock awards:

Unexercised Stock Options and Unvested Restricted Stock Awards as of June 30, 2013

Name	Unexercised Stock Options	Unvested Restricted Stock Awards
Donald V. Basso	125,000	—
Nikolay V. Bogachev	—	—
William H. Hastings	2,712,500	—
Walter McCann	175,000	—
Robert J. Mollah	125,000	—
Ronald P. Pettirossi	103,125	—
Milam Randolph Pharo	166,666	—
J. Robinson West	250,000	—

(14)
On December 4, 2012, an annual Stock Award of 34,313 shares was awarded to each of Messrs. Basso, McCann, Mollah, Pettirossi, and West under the 1998 Stock Incentive Plan. The number of shares awarded was determined by using the closing price of $1.02 per share as reported by NASDAQ on July 2, 2012, the nearest trading day to July 1, 2012.

(15)
Amounts reported include medical reimbursement payments. Under the Company’s medical reimbursement plan for all outside Directors, the Company reimbursed certain Directors the cost of their medical premiums, up to $750 per month. During fiscal year 2013, the aggregate cost of this reimbursement plan was $54,835.

On July 1, 2013, an annual Stock Award of 33,333 shares was awarded to each of Messrs. Gluzman, Israel, MacMillan, McCann, Pettirossi, Pharo, and West under the 2012 Omnibus Plan. The number of shares awarded was determined by using the closing price of $1.05 per share as reported by NASDAQ on July 1, 2013.

Non-Employee Directors’ Compensation Policy
Non-employee Directors receive annual compensation as set forth in the table below. With the exception of the compensation for the Lead Independent Director, the following compensation amounts took effect on July 1, 2009, and reflect the results of the CNG Committee’s compensation study undertaken in 2008. The CNG Committee and the Board created the position of Lead Independent Director in December 2010, and approved an annual compensation amount of $25,000 for that position.

Compensation Type	Amount
Annual Board Member, cash retainer	$35,000
Annual Stock Award (1)	$35,000
Chairman of the Board, cash fee	$25,000
Lead Independent Director, cash fee	$25,000
Chairman of the Audit Committee, cash fee	$16,000
Chairman of the CNG Committee, cash fee	$8,000
Member of the Audit Committee, cash fee	$10,000
Member of the CNG Committee, cash fee	$8,000

(1)	See Note 1 to the Director Compensation Table above.

Medical Reimbursement Plan
Under the Company’s medical reimbursement plan for all non-employee Directors, the Company reimburses certain Directors for the cost of their medical premiums, up to $750 per month. During fiscal year 2013, the aggregate cost of this reimbursement plan was $54,835.

Share Ownership Guidelines
In conjunction with the non-employee Directors' compensation policy, the Board has also adopted share ownership guidelines for non-employee Directors. Under the guidelines, each non-employee Director is to own a minimum of 100,000 shares of Common Stock, and shares purchased in the open market or received as annual equity awards under the 1998 Stock Incentive Plan or the 2012 Omnibus Plan are credited toward satisfaction of the guidelines. New Directors are allowed time to meet the guidelines, and all Directors serving on the Board since 2009 were allowed to satisfy the guidelines by

July 1, 2013. Messrs. MacMillan, McCann, Pettirossi, and West currently meet the guidelines, and the Board has also determined that Messrs. Gluzman and Israel satisfy the guidelines in view of the fact that they are Managing Members of One Stone, which has a significant equity investment in the Company through its ownership of shares of Series A Convertible Preferred Stock and which has designated Messrs. Gluzman and Israel to serve on our Board.

PROPOSAL 2
ELECTION OF TWO ADDITIONAL DIRECTORS
BY HOLDER OF SERIES A PREFERRED STOCK
One Stone Holdings II LP, as the holder of our Series A Preferred Stock, voting as a single class to the exclusion of the holders of Common Stock, is entitled to elect two members to the Board pursuant to the provisions of the Certificate of Designations for our Series A Preferred Stock. On May 17, 2013, One Stone Holdings II LP designated Vadim Gluzman and Robert I. Israel to serve on our Board, and background information about Messrs. Gluzman and Israel is set forth above under the caption “Directors designated by the holder of Series A Preferred Stock.” It is expected that One Stone Holdings II LP will re-elect Messrs. Gluzman and Israel to our Board at the Annual Meeting, in accordance with Delaware law, with each to hold office until the next annual meeting of stockholders, or until his death, resignation, or removal pursuant to the Certificate of Designations for our Series A Preferred Stock, if earlier.

CORPORATE GOVERNANCE
Director Independence
The Company’s Common Stock is listed on the NASDAQ Capital Market under the trading symbol “MPET.” NASDAQ listing rules require that a majority of the Company’s Directors be “independent directors” as defined by NASDAQ corporate governance standards. Generally, a Director does not qualify as an independent director if the Director has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or is an employee of the Company.
The Board is currently comprised of eight Directors: Vadim Gluzman, Robert I. Israel, Brendan S. MacMillan, Walter McCann, Ronald P. Pettirossi, Milam Randolph Pharo, J. Robinson West, and J. Thomas Wilson. On October 17, 2013, the Board adopted a resolution that, in accordance with the By-Laws, reduces the number of directors from eight to seven effective at the Annual Meeting. The Board has made its annual determination regarding the independence of its members, concluding that each of Messrs. Gluzman, Israel, MacMillan, McCann, Pettirossi, and West are “independent” for purposes of NASDAQ listing standards, and that each of the three members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Exchange Act. The Board has also determined that: (i) Mr. Pharo could not, in light of his employment and compensation by the Company during the past three years, be considered an “independent director” under NASDAQ listing standards; and (ii) Mr. Wilson could not, in light of his current position as the Company’s President/CEO, the February 2, 2009, award of 387,500 stock options, and his July 9, 2009 consulting agreement with the Company and payments made thereunder prior to his appointment as President/CEO, be considered an “independent director” under NASDAQ listing standards. The Board based these determinations primarily on a review of Company records and the responses of the Directors and executive officers to questions regarding employment and compensation history, affiliations, family, and other relationships, together with an examination of those companies with whom the Company transacts business. With respect to Mr. West, the Board considered the following factors in establishing his status as an independent director under

NASDAQ listing rules: (i) the consulting relationship between Mr. West’s firm, PFC Energy, Inc., and the Company during the fiscal years ended June 30, 2012, and 2013 (see “Certain Relationships and Related Person Transactions - Consulting Relationship with PFC Energy, Inc.,” below); (ii) Mr. West’s service as a non-employee director of Lambert Energy Advisors, a financial advisory firm to the energy industry, which is based in London, U.K., and which was retained by MPAL, the Company’s subsidiary, in 2010 to conduct an advisory assignment with respect to certain of MPAL’s assets owned in the U.K; and (iii) Mr. West’s service as a non-employee director of Key Energy Services Inc. (“Key”), a vendor for which the Company contracts with for drilling services. During the fiscal year ending June 30, 2013, the Company did not pay any contracts to Key. During the period from July 1, 2013, through October 17, 2013, the Company paid $688,065 to Key.

Board Leadership Structure; Executive Sessions
J. Thomas Wilson, our President/CEO, is a member of our Board with a current term expiring at the 2014 Annual Meeting. J. Robinson West, who has served on our Board since 2010, has also served as the independent Chairman of the Board since December 8, 2010. Subject to the re-election of Mr. West as a Director pursuant to Proposal 1, Mr. West will continue to serve as the independent Chairman of the Board. Walter McCann served as independent Chairman of the Board from July 1, 2004 through December 8, 2010. In December 2010, the Board appointed Mr. McCann as the Board’s Lead Independent Director. The Lead Independent Director is responsible for (i) presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent Directors; (ii) serving as liaison between the Chairman and the independent Directors as appropriate; (iii) reviewing information and meeting agendas to be sent to the Board; (iv) calling meetings of the independent Directors, if appropriate; and (v) any other matters that may arise consistent with these responsibilities and effective corporate governance.
As set forth above, the separate roles of Chairman of the Board and President/CEO are not held by the same person. The division of responsibilities between the roles of Chairman and President/CEO are based upon an ongoing understanding between the Chairman, the President/CEO, and the full Board that reflects that the Board exercises independent oversight over the Company. In accordance with NASDAQ listing rules, our independent Directors meet at least two times per year in executive session, without management present. The executive sessions are presided over by the Chairman of the Board, or in his absence, the Lead Independent Director.
The Board believes that having different individuals serving in the separate roles of Chairman of the Board and President/CEO, together with a strong Lead Independent Director, is in the best interest of stockholders because it provides the appropriate balance between Company and industry expertise in strategy development, and independent oversight of management. Mr. McCann, the current Lead Independent Director, also serves as a member of the CNG Committee and a member of the Audit Committee.

Board Role in Risk Oversight
The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly receives reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, environmental, and strategic and reputational risks. The full Board or an appropriate committee receives these reports from the appropriate executive so that it may understand and oversee the strategies to identify, manage, and mitigate risks. When it is a committee receiving the report, the chairman of that committee makes a report on the discussion to the full Board of Directors at its next meeting. The Board’s

CNG Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial, legal, and regulatory risks. The CNG Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest, in conjunction with a special committee of Directors, if constituted from time to time.

Code of Conduct and Business Ethics
We previously adopted a Code of Conduct for the Company (the “Code”), which was originally named the Standards of Conduct. The Board amended the Code in August 2004 and July 2012. A copy of the Code was filed as Exhibit 14.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012. The Code summarizes the compliance and ethical standards and expectations we have for all of our officers, Directors, and employees, including our President/CEO and senior financial officers, with respect to their conduct in connection with our business. Our Code constitutes our code of ethics within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the NASDAQ listing standards. Under the Code, all Directors, officers, and employees (“Employees”) must demonstrate a commitment to ethical business practices and behavior in all business relationships, both within and outside of the Company. All Employees who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose. Any waivers of or changes to the Code must be approved by the Board and appropriately disclosed under applicable law and regulation.
The Code is available on the Company’s website, http://www.magellanpetroleum.com, under the heading “About Us - Corporate Governance.” We intend to provide disclosure regarding waivers of or amendments to the Code by posting such waivers or amendments to the website in the manner provided by applicable law.

Standing Board Committees
The standing committees of the Board are the Audit Committee, which is comprised of Messrs. MacMillan, McCann, and Pettirossi (Chairman), and the CNG Committee, which is comprised of Messrs. Gluzman, Israel (Chairman), and McCann. During fiscal year 2013 and since fiscal year 2013 through the date of this Proxy Statement, none of Messrs. Bogachev, Hastings, Pharo, West, or Wilson served as a member of any formal standing committee of the Board. As discussed below under the heading “Special and Ad Hoc Committees,” the Board authorized committees to perform certain specified functions during the fiscal year ended June 30, 2013.
The election of Messrs. Bogachev and Wilson to our Board became effective on July 9, 2009, in connection with the completion of YEP’s strategic investment in the Company. During the fiscal year ended June 30, 2013, neither Mr. Bogachev nor Mr. Wilson were members of the two formal standing committees of the Board. Though not currently serving as a member of any standing committee of the Board, pursuant to YEP’s Securities Purchase Agreement with the Company dated as of February 9, 2009, as amended, Mr. Wilson may elect to be designated as a member of the Board’s Audit Committee and CNG Committee, respectively, provided that he satisfies all established requirements for membership on these two Committees. Since the Board has determined that Mr. Wilson is not independent, he may not serve on the Audit Committee or the CNG Committee.

Board and Committee Meetings Held During the 2013 Fiscal Year
Sixteen meetings of the Board of Directors, nine meetings of the Audit Committee, and twelve meetings of the CNG Committee were held during the fiscal year ended June 30, 2013. During the fiscal year ended June 30, 2013, all of the Directors with the exception of Mr. Bogachev attended at least 75% of (i) the total number of meetings of the Board (held during the period for which he was a Director), and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served). Mr. Bogachev attended one meeting held during the fiscal year ended June 30, 2013. Mr. Bogachev resigned from the Board effective January 16, 2013.

Audit Committee
The Company’s Board of Directors maintains an Audit Committee that is currently composed of the following Directors: Messrs. MacMillan, McCann, and Pettirossi (Chairman). The functions of the Audit Committee are set forth in its written charter, as amended on February 8, 2011 (the “Audit Charter”). The Audit Charter is also posted on the Company’s website, http:// www.magellanpetroleum.com, under the heading “About Us - Corporate Governance.”
Under its charter, the Audit Committee is responsible for assisting the Board in overseeing the integrity of the Company’s financial statements, including: (1) selecting, evaluating, and, where appropriate, replacing the Company’s independent registered public accounting firm (the “Outside Auditor”); (2) approving the level of compensation of the Outside Auditor; (3) providing oversight of the work of the Outside Auditor (including resolution of disagreements between management and the Outside Auditor regarding financial reporting); (4) preapproving all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company (or its subsidiaries) by the Outside Auditor, subject to certain de minimis exceptions for non-audit services; (5) assessing the Outside Auditor’s independence on an annual basis; and (6) reviewing with the Outside Auditor and management the adequacy and effectiveness of the accounting and internal controls over financial reporting of the Company. The Audit Committee has the authority to institute special investigations and to retain outside advisors as it deems necessary in order to carry out its responsibilities.
The Board has determined that all of the members of the Audit Committee are “independent,” as defined by the rules of the SEC and the NASDAQ Stock Market, Inc., that each of the members of the Audit Committee is financially literate, and that Mr. Pettirossi is an “audit committee financial expert”, as such term is defined under SEC regulations, by virtue of having the following attributes through relevant education and/or experience:

i.	an understanding of generally accepted accounting principles and financial statements;

ii.	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;

iii.
experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

iv.	an understanding of internal controls and procedures for financial reporting; and

v.	an understanding of audit committee functions.
As described in the Audit Committee’s written charter, the Audit Committee maintains and oversees procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing, or other matters; and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, auditing, or other matters.

Compensation, Nominating and Governance Committee
The CNG Committee is comprised of Messrs. Gluzman, Israel (Chairman), and McCann. The functions of the CNG Committee are set forth in its written charter, as amended on August 14, 2013 (the “CNG Charter”). The CNG Charter is posted on the Company’s website, http:// www.magellanpetroleum.com, under the heading “About Us - Corporate Governance.”
Under its charter, the CNG Committee is responsible for assisting the Board in overseeing the Company’s management compensation policies and practices, including: (a) recommending to the Board for its determination the compensation of Mr. Wilson, our President/CEO, and the Company’s other executive officers; (b) reviewing and recommending to the Board for its approval management incentive compensation policies and programs and exercising discretion in the administration of such programs; and (c) reviewing and recommending to the Board for its approval equity compensation programs for Directors, officers, employees, and consultants and exercising discretion in the administration of such programs, including the 2012 Omnibus Plan. The CNG Committee’s nominating and corporate governance duties include, among other things: (i) developing and recommending to the Board the criteria for membership on the Board and identifying, screening, and reviewing individuals qualified to serve as Directors, based on such membership criteria; (ii) recommending to the Board candidates for nomination for election or re-election by the stockholders; (iii) reviewing annually with the Board the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities; (iv) reviewing and recommending to the Board adoption of corporate governance policies and principles for the Company; (v) reviewing annually the relationships between Directors, the Company, and members of management and recommending to the Board whether each Director qualifies as “independent” under all applicable SEC, NASDAQ, and other independence rules; and (iv) monitoring and recommending the functions of the various committees of the Board.
As more fully described under the heading “Executive Compensation” below, the Company’s 2013 named executive officers referenced herein are: Mr. Wilson, our President and CEO since September 27, 2011; Antoine J. Lafargue, our Chief Financial Officer/Treasurer; and C. Mark Brannum, our Vice President - General Counsel and Secretary since September 5, 2012 (collectively, the “Named Executive Officers” or “NEOs”).
The Board, acting upon recommendations of the CNG Committee, is ultimately responsible for determining the types and amounts of compensation paid to the Company’s NEOs. In fulfilling its role, the Board considers the Company’s performance and strategic objectives in determining, on an annual basis, whether any corresponding adjustments to an executive officer’s compensation levels is warranted, in light of the attainment of these performance objectives. The CNG Committee has the authority to retain outside consultants to assist the Committee in performing its responsibilities under its charter.
During the fiscal year ended June 30, 2013, none of our NEOs determined or approved any element or component of his or her own base salary or any other aspects of his or her own compensation. The President/CEO may participate in the current and future fiscal years in recommending the amount or form of compensation to be paid to the Company’s executive officers who report to him.

Special and Ad Hoc Board Committees
During the fiscal year ended June 30, 2013, the Board established, utilized, or had in place certain special and ad-hoc committees, as described below.

Business Development Committee. On May 11, 2010, the Board established a Business Development Committee (the "BDC") to provide a means for management to capitalize on the oil and gas industry experience of certain Board members in connection with the identification and evaluation and monitoring of business opportunities on behalf of the Company. The specific functions of the BDC were set forth in a written charter adopted in November 2010, and members of the BDC received no additional compensation for their service on the BDC. Messrs. Bogachev, West, and Wilson were members of the BDC. The BDC was disbanded during the fiscal year ended June 30, 2013.
Executive Committee. On November 6, 2012, the Board established an Executive Committee, consisting of all Directors other than Mr. Bogachev, to have all the powers and authority of the Board in the management of the business and affairs of the Company to the fullest extent permitted by the Delaware General Corporation Law. The Executive Committee was effectively disbanded as a result of the resignation by Mr. Bogachev as a Director effective January 16, 2013.
Strategic Alternatives Committee. On December 7, 2011, the Board established a Strategic Alternatives Committee (the “SAC”) for the purposes of conducting a review of strategic alternatives for the Company and making recommendations to the Board. Messrs. Bogachev, Hastings, and Wilson were members of the SAC. The last meeting of the SAC occurred on April 12, 2012. Although the SAC was not formally dissolved, it was effectively disbanded when both Mr. Hastings and Mr. Bogachev resigned from the Board during the fiscal year ended June 30, 2013.

Communications with Directors
Any stockholder wishing to communicate with the Board generally, Mr. West, Chairman of the Board, our Lead Independent Director, or another Board member, may do so by contacting the Corporate Secretary at the address, telephone number, facsimile number, or e-mail address listed below:
Magellan Petroleum Corporation
1775 Sherman Street, Suite 1950
Denver, Colorado 80203
Attention: Corporate Secretary
telephone: (720) 484-2400
facsimile: (720) 570-3859
website: http://www.magellanpetroleum.com
electronic mail: IR@magellanpetroleum.com
All communications will be forwarded to the Board, Mr. West, the Lead Independent Director, or another Board member, as applicable. The Corporate Secretary has been authorized by the Board to screen frivolous or unlawful communications or commercial advertisements.
Stockholders also may communicate with management by contacting the Corporate Secretary using the above contact information.

Director Attendance at Annual Meetings
All but one Director attended the last Annual Meeting of Stockholders held on January 16, 2013. All current Directors are expected, but not required, to attend the 2013 Annual Meeting of Stockholders.

The Board Nomination Process
The CNG Committee identifies Director nominees based primarily on recommendations from management, Board members, stockholders, and other sources. The CNG Committee identifies nominees who possess qualities such as personal and professional integrity, sound business judgment, and petroleum industry or financial expertise. Because of the small size of the Company and the Board, in lieu of a formal written policy, the Board and the CNG Committee believe that it is important to consider diversity for Board and management positions and also that it is essential that diverse viewpoints are represented on the Board. Accordingly, the Board and the CNG Committee consider the age and diversity of individual candidates (broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race, and ethnicity differences, as well as other differentiating characteristics) in making their selections for nominees to the Board.
The Company requires that a majority of the Directors meet the criteria for independence required under applicable laws and regulations and NASDAQ listing standards. Accordingly, the Board considers the applicable NASDAQ independence standards as part of its process in evaluating Director nominees. In accordance with these standards, an independent Director must be determined by the Board to be free of any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. Finally, the Board also evaluates other factors that it may deem to be in the best interests of the Company and its stockholders. The Board does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for Director positions.
Because of the small size of the Company and the Board, in lieu of a formal written policy, the Board and CNG Committee will consider any Director candidates recommended to the Board by stockholders. All candidates submitted by stockholders or a stockholder group will be reviewed and considered in the same manner as all other candidates. Stockholders who wish to recommend a prospective Director nominee for consideration by the Board at the 2014 Annual Meeting of Stockholders must notify the Corporate Secretary in writing at the Company’s offices at 1775 Sherman Street, Suite 1950, Denver, Colorado 80203 no later than October 10, 2014 (assuming the 2014 Annual Meeting of Stockholders will be held on or about December 11, 2014).
The Corporate Secretary will forward all such stockholder recommendations on to the Board for its consideration. Any such recommendation should provide whatever supporting material the stockholder considers appropriate, but should include at a minimum such background and biographical material as will enable the Board to make an initial determination as to whether the nominee satisfies the Board membership criteria set forth above. A stockholder or stockholder group that nominates a candidate for the Board will be informed of the status of his/her/its recommendation after it is considered by the Board. No stockholder nominations were received by the Board during the Company’s fiscal year ended June 30, 2013, other than a notice letter submitted to the Company by Helios Energy Offshore Master Fund L.P. ("Helios Energy") on November 14, 2012, indicating that, among other things, it intended to nominate Mr. MacMillan for election as a Director.
If a stockholder wishes to nominate a candidate for election to the Board at the 2014 Annual Meeting of Stockholders, he or she must follow the rules contained in Article II, Section 3 of the Company’s By-Laws, described below under the heading “Stockholder Proposals for the 2014 Annual Meeting.”

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s executive officers, Directors, and persons who beneficially own more than 10% of the Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms filed by such persons. Based solely on copies of forms received by it, or written representations from certain reporting persons that no such filings were required for those persons, or other information of which the Company is aware, the Company believes that during the fiscal year ended June 30, 2013, its executive officers, Directors, and more than 10% beneficial owners timely filed all reports they were required to file under Section 16(a) of the Exchange Act, except as follows: (i) on December 10, 2012, Donald V. Basso, then a Director of the Company, filed a late Form 4 to report the grant of 34,313 shares of Common Stock on December 4, 2012; and (ii) no Form 4s have been filed in connection with the dispositions of 9,264,637 shares of Common Stock and a warrant to acquire an additional 4,347,826 shares of Common Stock by YEP, then a beneficial owner of more than 10% of the Common Stock and an affiliate of Nikolay V. Bogachev, a former Director who resigned from the Board on January 16, 2013 and who had previously also reported indirect beneficial ownership of such shares and warrant held by YEP, which shares and warrant were acquired by Sopak AG ("Sopak") from YEP pursuant to the exercise of Sopak's rights under a Pledge and Security Agreement between Sopak and YEP (with beneficial ownership of such shares and warrant resulting from an event of default under such Pledge and Security Agreement reported in a Form 3 filed by Sopak on September 28, 2012), and were then disposed of by Sopak to the Company on January 16, 2013.

Certain Relationships and Related Person Transactions
The Board is committed to upholding the highest legal and ethical standards of conduct in fulfilling its responsibilities, and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest.
The Company has adopted a Code of Conduct, a copy of which is located on the Company’s website, http://www.magellanpetroleum.com, under the heading “About Us - Corporate Governance,” which addresses conflicts of interest and related party transaction matters. The Company recognizes that transactions between the Company and any of its Directors or executive officers can present potential or actual conflicts of interest. Therefore, as a general matter, and in accordance with the Code, it is the Company’s preference to avoid such transactions. The Company recognizes, however, that the exercise of judgment is required in determining the applicability of the Code to any given situation. Accordingly, to the extent that a related party transaction with a member of the Board or an executive officer is presented for consideration, it is Company policy to have the Board, and/or a designated committee thereof, review and approve the transaction. It is the practice of the Board and/or its designated committee to only approve a transaction with a related party if the Board or committee determines that the transaction is in the best interests of the Company and its stockholders.
Set forth below is a description of all transactions between the Company and related persons since the beginning of the fiscal year ended June 30, 2012, that are required to be disclosed under Item 404 of Regulation S-K. Certain transactions described below between the Company and entities controlled by J. Thomas Wilson, the Company’s President/CEO since September 27, 2011, and a Director, and Nikolay V. Bogachev, who was a Director at the time of such transactions, were considered and approved by a special independent committee of the Board.
The September 2, 2011, transaction relating to Nautilus Poplar LLC (“NP”) and the transactions involving Mr. Bogachev described below were considered and approved by an independent committee of the Board due to potentially conflicting interests between the Company and Mr. Wilson and the Company and Mr. Bogachev, respectively. The committee provided an independent forum for the consideration of these transactions. Messrs. Basso, McCann, Mollah, and Pettirossi were appointed to serve on the committee, and no member of the committee had any personal interest, financial or otherwise (other than as a Director of the Company), in these transactions.

Agreements with J. Thomas Wilson
On July 9, 2009, the Company entered into a three-year consulting agreement with J. Thomas Wilson containing the following terms:

•	Mr. Wilson would provide management and geologic expertise and experience in support of the principal activities of the Company’s senior management on an “as needed” non-substantial periodic basis;

•	Mr. Wilson would be available to support special projects of the Company and to devote substantial amounts of time to such special projects;

•	Other than reimbursement of his reasonable out-of-pocket expenses in rendering such services, Mr. Wilson would not receive cash compensation for his non-substantial periodic services. In the event that the Company requested Mr. Wilson to perform substantial services devoted to special projects, he would receive cash compensation of $1,000 per day for such services; and

•
Mr. Wilson was granted, as of February 2, 2009, non-qualified stock options to purchase a total of 387,500 shares of the Company’s Common Stock at an exercise price of $1.20 per share (with a corresponding reduction in the options granted to William H. Hastings on December 11, 2008), of which options to acquire 262,500 shares vested ratably based on the continued services of Mr. Wilson over a three-year period, and options to acquire 125,000 shares vested based on the same performance criteria applicable to the options granted by the Company to Mr. Hastings on December 11, 2008 (which options vested on March 3, 2010).

Mr. Wilson’s consulting agreement and two option award agreements, each dated July 9, 2009, were attached as Exhibits 10.4, 10.5, and 10.6, respectively, to the Company’s Current Report on Form 8‑K filed on July 14, 2009. Mr. Wilson received $59,000 and $0 in cash compensation pursuant to his consulting agreement with the Company during fiscal year 2012 and fiscal year 2013, respectively. Due to Mr. Wilson’s appointment as the Company’s President/CEO effective September 27, 2011, the consulting agreement has been terminated.

Nautilus Restructuring Transaction
Poplar (as defined below) is composed of a 100% working interest in the oil and gas leases within the East Poplar Unit (“EPU”) in Roosevelt County, Montana, and the working interests in various oil and gas leases that are adjacent to or near EPU (“Northwest Poplar” or “NWP”) with the working interests varying between 63% and 100% in such leases (the Company’s combined working interests in EPU and NWP are herein referred to as “Poplar”). Prior to September 2, 2011, Poplar was owned entirely by NP (69%), the Company (28%), and Nautilus Technical Group, LLC (“Nautilus Tech”) (3%). NP was owned by the Company (83%), Nautilus Tech (10%), and Eastern Rider, LLC (“Eastern”) (7%). On September 2, 2011, effective September 1, 2011, the Company entered into a series of transactions resulting in the Company becoming the 100% owner of the membership interest in NP, and NP becoming the owner of 100% of Poplar (the “Nautilus Restructuring Transaction”). The Nautilus Restructuring Transaction enabled the Company to gain greater economic exposure to Poplar and to simplify processes and procedures relating to accounting, reporting, and capital funding. The Nautilus Restructuring Transaction consisted of (i) the Company acquiring all of the membership interests of Nautilus Tech and Eastern; (ii) the Company assigning its 28% share of Poplar to NP, and (iii) the Company creating a new, wholly owned Delaware LLC, Magellan Petroleum North America, LLC (“MPNA”), and assigning, effective October 1, 2011, its 100% membership interest in NP to MPNA. On March 30, 2012, MPNA was merged into the Company, and, as a result, 100% of the interests in NP are now directly owned by the Company.
The terms of the Nautilus Restructuring Transaction are set forth in the September 2, 2011, Purchase and Sale Agreement (the “Nautilus PSA”) between the Company and the owners of the interests in Nautilus Tech and Eastern (the “Nautilus Sellers”). The Nautilus Sellers included J. Thomas Wilson (a Director of the Company and now its President and CEO), a second individual who has served as a consultant to NP, and a third individual who was an employee of NP at the time of the Nautilus Restructuring Transaction (each a “Related Seller”), as well as certain other persons. The Company negotiated the consideration and terms of the Nautilus Restructuring Transaction with the intention of transacting with the Nautilus Sellers on fair value terms.
The Company paid $4.0 million in cash to the Nautilus Sellers at closing and issued approximately $2.0 million worth of new shares of Common Stock to acquire the Nautilus Sellers’ membership interests in Nautilus Tech and Eastern (and their estimated combined 14.3% interest in Poplar). The cash consideration was paid to the Nautilus Sellers upon the execution of the Nautilus PSA. The shares representing approximately $2.0 million worth of Common Stock, less certain debt owed to the Company by NP, Nautilus Tech, and Eastern and certain costs equaling approximately $0.3 million, were issued on September 23, 2011 (the “Issuance Date”). Pursuant to this formula, 1,182,742 shares of Common Stock were issued to the Nautilus Sellers on the Issuance Date. The number of shares of Common Stock issued to each Nautilus Seller was determined by dividing the total share consideration allocated to the Nautilus Seller under the Nautilus PSA by, in the case of a Related Seller, the greater of (i) the NASDAQ consolidated closing bid price of a share of the Common Stock on the business day immediately preceding the Nautilus PSA execution date; and (ii) the NASDAQ official closing price of a share of the Company’s Common Stock on the earlier of the business day that was two business days following the date on which the Company’s Annual Report on Form 10-K for the year ended June 30, 2011, was filed with the SEC, and September 22, 2011 (the “NASDAQ Closing Price”). In the case of a Nautilus Seller that was not a Related Seller, the Company delivered shares of Common Stock as determined by dividing the total share consideration allocated to that Nautilus Seller by the NASDAQ Closing Price. All shares of Common Stock sold pursuant to the Nautilus Restructuring Transaction were issued in the name of the Nautilus Sellers, and the sale of the shares in the Nautilus Restructuring Transaction was not registered under the Securities Act of 1933.
The Nautilus PSA provides for two potential future production payments to the Nautilus Sellers. The first production payment of $2.0 million is payable to the Nautilus Sellers when the 60-day rolling average for production of Poplar has reached 1,000 barrels of oil equivalent per day as set forth in Nautilus’ Reports of Production to the Board of Oil and Gas Conservation of the State of Montana (the “Reports”). The second production payment in the amount of $3.0 million is payable to the Nautilus Sellers when the 60-day rolling average for production of Poplar has reached 2,000 barrels of oil equivalent per day as set forth in the Reports.
Mr. Wilson’s interest in the Nautilus Restructuring Transaction approximated 52% of the consideration paid for the Nautilus Tech and Eastern interests.
On September 2, 2011, the Company and the Nautilus Sellers also entered into a Registration Rights Agreement (the “RRA”), pursuant to which the Company granted to the Nautilus Sellers certain registration rights with respect to the shares owned by the Nautilus Sellers and issued under the Nautilus PSA, and any securities issued or distributed in connection with such shares by way of stock dividend or stock split or other distribution or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation, reclassification, or otherwise and any other securities into which or for which shares of any other successor securities are received in respect of any of the foregoing (the “Registrable Securities”).
The Company agreed to pay all expenses associated with the registration of the Registrable Securities, except the fees and disbursements of counsel to the Nautilus Sellers. The Company also agreed to indemnify each Nautilus Seller whose Registrable Securities are covered by a Registration Statement or Prospectus (each as defined in the RRA), the Nautilus Seller’s officers, directors, general partners, managing members, and managers, each person who controls (within the meaning of the Securities Act) the Nautilus Seller and the officers, directors, general partners, managing members, and managers of each such controlling person from and against any losses, claims, damages, or liabilities, expenses, judgments, fines, penalties, charges, and amounts paid in settlement, as incurred, arising out of or based on certain untrue statements of material fact or certain omissions of material facts in any applicable Registration Statement and/or certain related documents.
The Company filed a Registration Statement on Form S-3 and a pre-effective amendment to the Registration Statement on Form S-3 with the SEC on October 14, 2011, and November 4, 2011,

respectively, to register for public resale 1,182,742 shares of the Company’s Common Stock acquired in the Nautilus Restructuring Transaction by the Nautilus Sellers.

Other Nautilus/Wilson Matters
The Company leased its prior Denver office space (the prior office of NP) from Nautilus Consulate LLC (an entity in which Mr. Wilson is a principal and partial owner). The lease expired in February 2012 and became a month-to-month arrangement. The total rent paid under this lease/arrangement was $72,000 during the fiscal year ended June 30, 2012, and $11,000 ($1,000 of which was reimbursement of utilities and phone) during the fiscal year ended June 30, 2013. Following the relocation of the Company’s principal executive offices to Denver, Colorado, a lease agreement for new office space was entered into with an unrelated party in August 2012.

Consulting Relationship with PFC Energy, Inc.
J. Robinson West, a Director of the Company, is the Chairman of the Board and Founder of PFC, a global consulting firm that specializes in providing information, insight, and analytical products and services for oil and gas operators, national oil companies, service companies, investors, governments, and other stakeholders. During the fiscal year ended June 30, 2012, the Company retained PFC to provide (i) consulting services with respect to the Company’s oil and gas development operations in Australia, North America, and the UK; and (ii) strategic planning advice to management. The total consulting fees paid by the Company to PFC during the fiscal year ended June 30, 2012, was $64,000 for work performed primarily in fiscal year 2011. As of June 30, 2012, and subsequent to that date through the date of this proxy statement, there were no consulting arrangements between the Company and PFC in place or planned.

YEP Securities Purchase Agreement
On August 5, 2010, the Company executed a Securities Purchase Agreement (the “YEP Purchase Agreement”) with YEP under which the Company agreed to sell, and YEP agreed that YEP and/or one or more of its affiliates (collectively, the “YEP Investor”) would purchase, 5,200,000 shares (the “YEP Shares”) of Common Stock, at a purchase price of $3.00 per share, for an aggregate purchase price of $15.6 million (such proposed transaction is referred to below as the “Investment Transaction”). Mr. Bogachev is also the President and CEO of YEP as well as an equity owner of YEP.
Pursuant to the terms of the YEP Purchase Agreement, the Company was required to use the proceeds from the Investment Transaction to close the proposed acquisition by MPAL of the 40% interest of Santos Offshore Pty. Ltd. ("Santos") in the Evans Shoal natural gas field (NT/P48) (the "Evans Shoal Transaction"). On February 11, 2011, the Company and YEP executed a First Amendment to the YEP Purchase Agreement (the “First Amendment”). The First Amendment provided for a final closing of the Investment Transaction on or before June 15, 2011, to the extent that: (i) the Evans Shoal Transaction did not close as contemplated by the Asset Sales Deed between MPAL and Santos dated March 25, 2010, as amended by the Deed of Variation between the parties dated January 31, 2011 (the “Amended Asset Sales Agreement”); and (ii) the failure to close the Evans Shoal Transaction resulted in the failure of the Company to recover an additional AUD $10 million deposit made towards the purchase price set forth in the Amended Asset Sales Deed (the “Deposit Back Stop”). On February 17, 2011, the Company and YEP executed a Second Amendment to the YEP Purchase Agreement (the “Second Amendment”) to clarify the Deposit Back Stop set forth in the First Amendment and to state that the funding contemplated by the First Amendment would not be withheld to the extent that the Company failed to satisfy any condition precedent set forth in the YEP Purchase Agreement if such non-satisfaction is reasonably attributable to the failure to close the Evans Shoal Transaction.
Since the Amended Asset Sales Agreement was terminated, and MPAL received back the additional $10 million deposit, the Investment Transaction did not close. On October 12, 2011, the Company and YEP terminated the YEP Purchase Agreement, as amended.
The YEP Purchase Agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 11, 2010. The First Amendment and Second Amendment were attached as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed on February 18, 2011.

Additional YEP Financing Agreement
On February 11, 2011, the Company and YEP executed an Investment Agreement for additional financing to be provided by YEP to the Company to facilitate the closing of the Evans Shoal Transaction. On February 17, 2011, the Company and YEP executed an amendment to the Investment Agreement in the form of a side letter (the “Side Letter”).
Under the Investment Agreement, YEP was to provide funding to the Company for the completion of the Evans Shoal Transaction in the amount of approximately AUD $85.45 million, which was to include the proceeds of the (U.S.) $15.6 million provided by the Investment Transaction under the YEP Purchase Agreement, and of which AUD $10 million was to be paid to the Company in reimbursement of the additional AUD $10 million deposit made towards the purchase price set forth in the Amended Asset Sales Deed, plus 50% (up to a cap of (U.S.) $3.5 million) of all out-of-pocket costs and expenses incurred by the Company, MPAL, and YEP associated with the Evans Shoal Transaction. The Investment Agreement provided that the funding of the AUD $85.45 million by YEP was contingent upon the requirements and conditions of the Amended Asset Sales Deed being satisfied or waived.
The Investment Agreement also outlined: (i) the Acquisition and Reorganization Plan for the structure of the direct or indirect participation of the Company and YEP in the 40% interest by Santos in the Evans Shoal natural gas field (NT/P48) to be acquired pursuant to the Evans Shoal Transaction (the “Evans Shoal Interest”); (ii) the basis on which post-completion payments required to be made by MPAL to Santos under the Amended Asset Sales Deed were to be funded by the Company and YEP; and (iii) the Company and YEP’s obligations to implement and fund the development of the Evans Shoal Interest.
The Side Letter clarified the Investment Agreement by providing that the Company and not YEP was to be responsible for the payment of all third party out-of-pocket transaction costs and expenses incurred by the Company, YEP, and MPAL with respect to the Evans Shoal Transaction to the extent that the Evans Shoal Transaction did not close and the Investment Transaction closed. The Side Letter also clarified that such costs included those relating to the financing of the Evans Shoal Transaction and the Investment Transaction.
Since the Amended Asset Sales Agreement was terminated, the transactions contemplated by the Investment Agreement did not close. On October 12, 2011, the Company and YEP terminated the Investment Agreement, as amended.
The Investment Agreement and Side Letter were attached as Exhibits 10.3 and 10.4, respectively, to the Company’s Current Report on Form 8-K filed on February 18, 2011.

Additional Agreements with YEP Relating to YEP Purchase Agreement
As a mutual inducement to enter into the YEP Purchase Agreement, the Company and YEP on August 5, 2010, entered into a YEP Investor’s Agreement which addresses: (i) certain registration rights granted by the Company to the YEP Investor with respect to the YEP Shares; (ii) the YEP Investor’s securities purchase rights; (iii) certain restrictions on transfers of the YEP Shares; and (iv) certain standstill obligations. Since no YEP Shares were issued pursuant to the YEP Purchase Agreement and since the YEP Purchase Agreement was terminated, the registration rights and the restrictions on transfers of the YEP Shares provided under the YEP Investor’s Agreement are no longer effective. The Investor’s securities purchase rights and the standstill obligations set forth in the YEP Investor’s Agreement are more fully described below.
For a period commencing on August 5, 2010, and ending on December 31, 2012 (the “Interim Period”), the Company will grant to the YEP Investor the right, under certain specified circumstances, for a period of 10 business days after receipt of a Company “Issuance Notice” to purchase up to its “Pro Rata Share” of any “Equity Securities” of the Company (as such terms are defined in the YEP Investor’s Agreement) which may be offered and sold by the Company in a subsequent offering, for the purpose of maintaining its percentage equity ownership in the Company. If the price of the Common Stock represented by the equity securities offered and sold by the Company is greater than $3.00 per share, then the Company shall issue to the YEP Investor a three-year warrant to purchase up to its Pro Rata Share of such Equity Securities in lieu of the YEP Investor’s purchasing its Pro Rata Share, with the exercise price and other terms and conditions thereof being the price and the other terms and conditions specified in the Company’s Issuance Notice.
The YEP Investor’s purchase rights do not apply to certain specified transactions, including: (i) Equity Securities offered and sold by the Company in connection with an underwritten public offering registered under the Securities Act; (ii) any Common Stock issued as consideration in connection with or relating to any acquisitions, mergers, or strategic partnership transactions (other than transactions entered into primarily for equity financing purposes) that have been approved by the Board; (iii) shares of Common Stock (and/or options, warrants, or other Common Stock purchase rights issued pursuant to such options, warrants, or other rights), as appropriately adjusted for stock dividends, stock splits, combinations, recapitalizations, or other similar events affecting the Common Stock, issued to employees, officers, or directors of, or consultants or advisors to, the Company or any subsidiary, pursuant to stock purchase or stock incentive plans or other equity compensation arrangements that are approved by the Board; and (iv) any Common Stock issued upon exercise of any options, warrants, or convertible securities that are outstanding as of the date of the YEP Investor’s Agreement.
Under the standstill provisions set forth in the YEP Investor’s Agreement, during the Interim Period, except for the purchase of any Equity Securities pursuant to the YEP Investor’s purchase rights described above, the YEP Investor and each Permitted Transferee (e.g., an affiliate of the YEP Investor; any person in which the YEP Investor or its affiliates holds a majority economic interest; any person which is managed by the YEP Investor or its affiliates; or any bank or other institutional lender foreclosing on any of the YEP Shares or any person purchasing any of the YEP Shares in a foreclosure sale as contemplated under the YEP Investor’s Agreement) have agreed not to, and shall cause their respective affiliates not to, act in concert with any other person, to take certain specified actions, including the following: (i) to acquire beneficial ownership of any Equity Securities if as a result thereof the YEP Investor and its affiliates would hold record or beneficial ownership of Equity Securities in excess of the “Standstill Limit” defined in the YEP Investor’s Agreement; (ii) to authorize or make tender offers, exchange offers, or other offers or proposals to acquire Equity Securities if the effect of such transactions would result in the YEP Investor and its affiliates or any Permitted Transferee and its affiliates exceeding the Standstill Limit; (iii) to solicit or participate in any solicitation of proxies with respect to any Equity

Securities having voting rights, (iv) to seek to advise or influence any person with respect to the voting of any such Equity Securities other than an affiliate of the YEP Investor or such Permitted Transferee, except as specified in the YEP Investor’s Agreement; (v) to deposit any Equity Securities into a voting trust or otherwise subject any Equity Securities to any agreement, arrangement, or understanding with any other person with respect to the voting of such securities; (vi) to join a “13D Group” (as defined in the YEP Investor’s Agreement), other than a 13D Group comprised solely of the YEP Investor and its affiliates, or such Permitted Transferee and its affiliates, as the case may be) or otherwise act in concert with any other person for the purpose of acquiring, holding, voting, or disposing of any Equity Securities; (vii) to effect or seek to effect any “Change in Control” of the Company (as defined in the YEP Investor’s Agreement); (viii) to effect or seek, offer, or propose (whether privately or publicly) any recapitalization, restructuring, reorganization, dissolution, liquidation, or other similar transaction for or involving the Company or any of its subsidiaries; or (ix) otherwise to act, alone or in concert with any other person, to effect, seek, offer, or propose (whether privately or publicly) to affect control of the management, Board action, or restraint from action, policies, or decisions of the Company.
The YEP Investor’s Agreement also provides that during the Interim Period, the YEP Investor and any Permitted Transferee shall not, and they shall cause their respective affiliates not to, propose, effect, or agree to any transaction which if consummated would result in a Change in Control (as defined in the YEP Investor’s Agreement) in which the counterparty, acquirer, or surviving entity is: (i) the YEP Investor or such Permitted Transferee, (ii) any affiliate of the YEP Investor, or of such Permitted Transferee, or (iii) any 13D Group of which the YEP Investor or such Permitted Transferee, or any of their respective affiliates, is a member, unless, in any such case, such transaction is an Approved Transaction which has been approved by a majority of the members of the Board who are neither affiliates of the YEP Investor or such Permitted Transferee, as the case may be, nor members of management of the Company. The standstill provisions will cease to be of any continuing force or effect if (i) there occurs a Material Adverse Effect (as defined in the YEP Purchase Agreement), (ii) the Board fails to approve a proposed Strategic Transaction recommended in writing by the BDC or fails to disapprove a proposed Strategic Transaction (as defined in the YEP Investor’s Agreement) recommended against in writing by the BDC, or (iii) the Board proposes to adopt a business plan which materially changes the strategic direction of the Company and the BDC by majority vote or consent of its members is not in basic agreement with such business plan after discussion with the Board for a period of thirty (30) days after such business plan has been proposed.
The YEP Investor’s Agreement was attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 11, 2010.

US Federal Tax Withholding
During the third quarter of the fiscal year ended June 30, 2012, the Company identified a potential liability of approximately $2.0 million related to the fact that the Company did not make the required US Federal tax withholding in the course of its initial acquisition of NP. In October 2009, the Company acquired 83.5% of the membership interests in NP (the "Poplar Acquisition"), from the two majority owners of NP, White Bear LLC ("White Bear") and YEP I, SICAV-FES ("YEP I"). Both of these entities are affiliated with Mr. Bogachev, a foreign national. Due to the status of YEP I as a foreign entity and the members of White Bear as foreign nationals, the Company was required to make US Federal tax withholdings from the payments to or for the benefit of White Bear and YEP I. Of the $2.0 million liability, $1.3 million was estimated to relate to the interest sold by White Bear, $0.6 million to the interest sold by YEP I, and $0.1 million to the Company's interest on late payment of the US Federal tax withholdings. Upon the filing of US income tax returns in relation to the Poplar Acquisition and payment of corresponding income taxes by White Bear and YEP I, the Company is deemed to be relieved of its liability for the US Federal tax withholdings, as well as related penalties and interest, except for the Company's interest on late payment of the US Federal tax withholdings.
With regards to White Bear, Mr. Bogachev filed his US income tax return and paid taxes due on the Poplar Acquisition, which were estimated to be approximately $0.3 million, and the Company has no further related potential liability. The Company agreed to pay Mr. Bogachev approximately $0.3 million in additional compensation, and made that payment in September 2012. Had Mr. Bogachev not filed his US income tax return and paid taxes due on the Poplar Acquisition, the Company's liability in relation to its US Federal tax withholdings requirements was estimated to be approximately $1.3 million as of June 30, 2012. With regards to YEP I, which is now a defunct entity, the Company concluded that it was unlikely that one of YEP I’s successor entities would file a corresponding US income tax return. As a result, the Company initiated a disclosure process with the IRS. As a result of this disclosure process, the Company’s total liability with respect to this matter was determined to be approximately $0.1 million, which was paid as of June 30, 2013.
As of June 30, 2012, the Company recorded a total liability of $1.0 million related to this matter. That amount is comprised of the approximately $0.3 million payment to Mr. Bogachev, $0.6 million in withholdings, penalties, and interest related to YEP I, and $0.1 million related to the Company's interest on late payment of the US Federal tax withholdings. For the fiscal year ended June 30, 2012, the disclosure process with the IRS resulted in a general and administrative expense of $0.9 million and interest expense of $0.1 million. For the fiscal year ended June 30, 2013, the Company recognized other income of $0.4 million representing the difference between the original estimate and the estimated final liability of $0.1 million related to the YEP I withholding obligation.

Repurchase of Shares and Warrant from Sopak
On January 14, 2013, the Company entered into a Collateral Purchase Agreement (the “Collateral Purchase Agreement”) with Sopak AG, a Swiss corporation (“Sopak”), which then beneficially owned more than 10% of the Common Stock. Under the Collateral Purchase Agreement, the Company agreed to purchase, for $10.0 million, certain collateral (the “Collateral”) from Sopak, including: (i) 9,264,637 shares of Common Stock, (ii) a warrant granting Sopak the right to purchase from the Company an additional 4,347,826 shares of Common Stock at an exercise price of $1.15 per share, and (iii) a Registration Rights Agreement, dated as of June 29, 2009, and amended as of October 14, 2009, and June 23, 2010, between the Company, YEP, and ECP Fund, SICAV-FIS, a Luxembourg corporation (“ECP”), which is a subsidiary of Yamalco Investments Limited, a Cyprus company (“Yamalco”). YEP, ECP, and Yamalco are entities affiliated with Mr. Bogachev, and the Collateral was obtained by Sopak pursuant to the exercise of its rights under a Pledge and Security Agreement between Sopak and YEP, as disclosed in a Schedule 13D filed by Sopak with the SEC on September 28, 2012. The Collateral Purchase Agreement was completed and the Collateral was purchased by the Company on January 16, 2013, and Mr. Bogachev resigned as a Director effective as of that date. In addition, the Company obtained from both Mr. Bogachev and YEP a release of all claims by those parties against the Company or its assets.
The Company has estimated that there is the potential for a statutory liability of approximately $1.0 million of required US Federal tax withholdings and any applicable penalties and interest related to the Collateral Purchase Agreement. As a result, as of June 30, 2013, the Company recorded a total liability of $1.0 million. The Company is in the process of addressing its US Federal tax withholdings requirements with respect to this matter. The Company has a legally enforceable right to collect from Sopak any amounts owed to the IRS as a result of the Collateral Purchase Agreement. As a result, the Company has recorded a corresponding receivable of $1.0 million as of June 30, 2013.

REPORT OF THE AUDIT COMMITTEE ADDRESSING SPECIFIC MATTERS
On October 29, 1999, the Board of Directors adopted a formal, written charter for the Audit Committee of the Company. The Charter was most recently amended in February 2011. The charter is also available on the Company’s website, http://www.magellanpetroleum.com, under the heading “About Us - Corporate Governance.” Each member of the Audit Committee is an “independent director” for purposes of applicable SEC rules and NASDAQ listing standards.
In connection with the preparation and filing of the Company’s audited financial statements for the fiscal year ended June 30, 2013 (the “audited financial statements”), the Audit Committee performed the following functions:

•
The Audit Committee reviewed and discussed the audited financial statements with senior management and EKS&H LLLP, the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2013. The review included a discussion of the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the forward-looking statements.

•
The Audit Committee also discussed with EKS&H LLLP the matters required to be discussed by Statement of Auditing Standards 61, amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•
The Audit Committee received the written disclosures and the letter from EKS&H LLLP required by applicable requirements of the Public Company Accounting Oversight Board regarding EKS&H LLLP’s communications with the Audit Committee concerning independence, and discussed with EKS&H LLLP its independence from the Company and considered the compatibility of the auditors’ non-audit services to the Company, if any, with the auditors’ independence.

Based upon the functions performed, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, for filing with the SEC.

Audit Committee,

Ronald P. Pettirossi (Chairman)
Brendan S. MacMillan
Walter McCann

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management
The following table sets forth the number of shares of the Company’s Common Stock owned beneficially as of October 21, 2013, (unless another date is specified by footnote below) by each Director of the Company, each nominee for election as a Director of the Company, and each NEO listed in the Summary Compensation Table in this Proxy Statement, and by all current Directors and current executive officers of the Company as a group:

	Amount and Nature of Beneficial Ownership*
Name of Individual or Group	Shares	Options	Percent of Class (1)
C. Mark Brannum, Vice President - General Counsel and Secretary (2)	191,932	266,666	1.01%
Vadim Gluzman, Director (3)	33,333	—	**
Robert I. Israel, Director (3)	33,333	—	**
Antoine J. Lafargue, Vice President - Chief Financial Officer and Treasurer (4)	150,000	1,000,000	2.48%
Brendan S. MacMillan, Director (5)	2,685,738	—	5.92%
Walter McCann, Director (6)	209,514	175,000	**
Ronald P. Pettirossi, Director (7)	181,521	103,125	**
Milam Randolph Pharo, Director (8)	33,333	166,666	**
J. Robinson West, Director (9)	222,646	250,000	1.04%
J. Thomas Wilson, President and Chief Executive Officer and Director (10)	601,467	468,750	2.34%
Directors and Executive Officers as a Group (a total of 10 persons)	4,342,817	2,430,207	14.18%

*
Unless otherwise indicated, each person listed has the sole power to vote and dispose of the shares listed. Under SEC Rule 13d-3 pursuant to the Securities Exchange Act of 1934, beneficial ownership includes shares as to which the individual or entity has or shares voting power or investment power, and any shares that the individual or entity has the right to acquire within 60 days, including through the exercise of any option, warrant, or right.

**	The percent of class owned is less than 1%.

(1)	Based on a total of 45,348,709 shares of Common Stock outstanding as of October 21, 2013.

(2)
Mr. Brannum holds 191,932 shares of Common Stock and holds options to acquire a total of 1,625,000 shares of Common Stock, consisting of 800,000 time-based options and 825,000 options the vesting and exercisability of which are subject to performance conditions. Under SEC rules, Mr. Brannum is deemed to be the beneficial owner of the shares of Common Stock underlying 266,666 of the time-based options, which vested on September 5, 2013. The remaining time-based options are scheduled to vest in the following installments: September 5, 2014 (266,667 options), and September 5, 2015 (266,667 options). For information about the performance conditions to which the vesting and exercisability of the performance-based options are subject, see “Material Terms of Plans and Compensation Arrangements - Stock Option Program.”

(3)
Mr. Gluzman and Mr. Israel were appointed to the Board of Directors on May 17, 2013, pursuant to the board representation provisions of the Series A Purchase Agreement with One Stone. See the table under “Other Security Holders” below for beneficial ownership of shares by One Stone.

(4)
Mr. Lafargue holds 150,000 shares of Common Stock and options to acquire a total of 1,825,000 shares of Common Stock, consisting of 800,000 time-based options and 1,025,000 performance-based options. Under SEC rules, Mr. Lafargue is deemed to be the beneficial owner of the shares of Common Stock underlying 200,000 of the performance-based options and the 800,000 time-based options, 133,333 of which vested on August 2, 2011, 133,333 of which vested on August 2, 2012, 200,000 of which vested on November 30, 2012, 133,334 of which vested on August 2, 2013, and 200,000 of which are scheduled to vest on November 30, 2013 (within 60 days of October 21, 2013). For information about the performance conditions to which the vesting and exercisability of the remaining 825,000 performance-based options are subject, see “Material Terms of Plans and Compensation Arrangements - Stock Option Program.”

(5)	Includes 2,100 shares held by Mr. MacMillan’s spouse and a total of 75,150 shares held by Mr. MacMillan as UTMA custodian for his daughter.

(6)	Mr. McCann holds 209,514 shares of Common Stock and holds vested options to acquire a total of 175,000 shares of Common Stock.

(7)	Mr. Pettirossi holds 181,521 shares of Common Stock and holds vested options to acquire a total of 103,125 shares of Common Stock.

(8)	Mr. Pharo holds 33,333 shares of Common Stock and holds vested options to acquire a total of 166,666 shares of Common Stock.

(9)	Mr. West holds 222,646 shares of Common Stock and holds vested options to acquire a total of 250,000 shares of Common Stock.

(10)
Mr. Wilson holds 601,467 shares of Common Stock and holds options to acquire a total of 1,468,750 shares, consisting of 406,250 time-based options and 1,062,500 performance-based options. Under SEC rules, Mr. Wilson is deemed to be the beneficial owner of the shares of Common Stock underlying 62,500 of the performance-based options, which vested in full on March 2, 2010, and the 406,250 time-based options, which vested in installments on February 2, 2010 (43,750 options), February 2, 2011 (43,750 options), April 1, 2011 (50,000 options), February 2, 2012 (43,750 options), April 1, 2012 (50,000 options), September 27, 2012 (62,500 options), April 1, 2013 (50,000 options), and September 27, 2013 (62,500 options). For information about the performance conditions to which the vesting and exercisability of the remaining 1,000,000 performance-based options are subject, see “Material Terms of Plans and Compensation Arrangements - Stock Option Program.”

Other Security Holders
The following table sets forth information (as of the date indicated) as to all persons or groups known to the Company to be beneficial owners of more than 5% of the Company’s issued and outstanding Common Stock:

Name and Address of Beneficial Holder	Shares Beneficially Owned		Percent of Class
One Stone Holdings II LP and One Stone Energy Partners GP, L.L.C. 720 Fifth Avenue, 10th Floor New York, New York 10019	19,743,917	(1)	30.33%	(2)
William H. Hastings 2 Thurston Lane Falmouth, Maine 04105	3,061,975	(3)	6.37%	(4)
Brendan S. MacMillan 150A Manchester Street San Francisco, California 94110	2,685,738		5.92%

(1)
This information is based in part on a Schedule 13D filed by One Stone Holdings II LP and One Stone Energy Partners GP, L.L.C. with the SEC on May 24, 2013, and reflects 19,239,734 shares of Series A Convertible Preferred Stock issued to One Stone Holdings II LP on May 17, 2013, an additional 339,576 shares of Series A Convertible Preferred Stock issued as of September 30, 2013, in payment of dividends, and 164,607 shares of Series A Convertible Preferred Stock issued as of September 30, 2013, in payment of dividends that have been accumulated but unpaid on June 30, 2013. The shares of Series A Convertible Preferred Stock are convertible on a one-for-one basis into shares of Common Stock.

(2)
The percentage shown was calculated on the basis of an assumed 65,092,626 shares of Common Stock outstanding as of October 21, 2013, including the 19,743,917 shares of Common Stock into which the shares of Series A Preferred Stock may be converted.

(3)
This information is based on a Schedule 13G filed by William H. Hastings with the SEC on October 15, 2013, and reflects currently vested and exercisable options held by Mr. Hastings to acquire 2,712,500 shares of Common Stock.

(4)
The percentage shown was calculated on the basis of an assumed 48,061,209 shares of Common Stock outstanding as of October 21, 2013, including the 2,712,500 option shares which are deemed to be outstanding under SEC beneficial ownership reporting rules.

EXECUTIVE OFFICERS
The following sets forth certain information about the Company's executive officers, including their ages, positions with the Company, and business experience during the past five years.

•
J. Thomas Wilson (age 61), who is also a Director, has served as the Company's President and CEO since September 27, 2011. For information regarding Mr. Wilson's business experience, see “Directors - Background Information About Our Nominees and Other Directors - Directors continuing in office with terms expiring at the 2014 Annual Meeting” above);

•
Antoine J. Lafargue (age 39) has served as the Company's Vice President-Chief Financial Officer (“CFO”) and Treasurer since August 2010. Mr. Lafargue has served in a number of senior financial management positions during a career in the US and Europe. From July 2009 to July 2010, Mr. Lafargue served as the CFO of Falcon Gas Storage, a natural gas storage company based in Houston, Texas. Prior to serving in that role, Mr. Lafargue served from 2006 to 2009 as a principal of Arcapita, a London-based financial services firm focusing on investments in the energy and infrastructure sectors. From 2000 to 2006, Mr. Lafargue served in various financial and strategic advisory roles in the energy sector based in London working for Bank of America, Societe Generale, and Credit Suisse/Donaldson, Lufkin & Jenrette. Mr. Lafargue holds master's degrees in Finance from the Ecole Superieure de Commerce De Paris and in Social and Political Sciences from the Institut d'Études Politiques, both located in France; and

•
C. Mark Brannum (age 47) has served as the Company's Vice President, General Counsel and Secretary since September 2012. From 2007 to September 2012, Mr. Brannum held various positions with SM Energy Company (NYSE: SM), including Senior Legal Counsel and Secretary from 2007 to 2011, and Deputy General Counsel from 2011 to September 2012. From 1995 to 2007, Mr. Brannum was a shareholder with Winstead P.C., a large business law firm headquartered in Dallas, Texas, where in 2007 he was the Chair of the firm's Bankruptcy Section and Business Restructuring Practice Group. Mr. Brannum holds a B.A. degree from the University of Central Oklahoma and a J.D. degree from the University of Oklahoma.

The Company’s By-Laws provide that officers are elected by the Board for a term of one year, or until their successors are elected and qualified, provided that any officer may be removed at any time by the Board. No family relationships exist between any of the Company’s Directors or officers.

EXECUTIVE COMPENSATION

Material Terms of Plans and Compensation Arrangements
Overview
At the beginning of this section, we discuss our executive officer compensation objectives, programs, and policies. Later, you will find more specific information about the compensation earned or paid in the fiscal year ended June 30, 2013, to (i) J. Thomas Wilson, our President/CEO, (ii) Antoine J. Lafargue, our Vice President-Chief Financial Officer and Treasurer, and (iii) C. Mark Brannum, our Vice President-General Counsel and Secretary, whom we refer to as our “named executive officers” (or “NEOs”) for the 2013 fiscal year. That information includes a discussion of the material terms of the plans and arrangements under which the NEOs are or were compensated, and the Executive Compensation Tables for the NEOs.

Board Oversight of Executive Compensation; Role of the CNG Committee
The Company’s executive compensation program has been developed and is continually monitored by our Board, acting on the recommendation of the CNG Committee. The CNG Committee has responsibilities and powers related to compensation matters and also certain specified corporate governance matters.

Under its charter, the CNG Committee is responsible for assisting the Board in overseeing the Company’s management compensation policies and practices, including (i) determining and recommending to the Board for its approval the compensation of the Company’s President/CEO and other executive officers; (ii) reviewing and recommending to the Board for its approval management incentive compensation policies and programs and exercising discretion in the administration of such programs; and (iii) reviewing and recommending to the Board for its approval equity compensation programs for Directors, officers, employees, and consultants, and exercising discretion in the administration of such programs.
The Board, acting upon recommendations of the CNG Committee, is ultimately responsible for determining the types and amounts of compensation paid to each of our NEOs. In fulfilling its role, the Board considers the Company’s performance and strategic objectives in determining, on an annual basis, whether any corresponding adjustments to our NEOs’ compensation levels are warranted, in light of the attainment of these performance objectives.
The CNG Committee and the Board have the authority to retain outside consultants to assist the Board in performing these responsibilities. During the fiscal year ended June 30, 2013, the CNG Committee retained Arlen L. Brammer, P.C. (“Brammer”) to assist the CNG Committee in its efforts to develop a new comprehensive compensation program for the Company. The CNG Committee utilized analysis prepared by Brammer to assess appropriate salary levels and the appropriate potential for bonus incentives and equity and non-equity incentive awards. In developing the analysis, the CNG Committee has instructed Brammer to conduct a review utilizing peer group data and to make recommendations with respect to compensation levels and appropriate forms of compensation. The peer group utilized by Brammer based on input from the CNG Committee consisted of the following oil and gas exploration and production (“E&P”) companies: GMK Oil & Gas Ltd., Hyperdynamics Corporation, Perpetual Energy, Inc., Endeavor International Corporation, Abraxas Petroleum Corporation, PennVirginia Corporation, Crimson Exploration, Inc., Gastar Exploration, Ltd., US Energy Partners, Inc., Calion, NiMin Energy Corp., Warren Resources Inc., Petroquest Energy, Inc., VAALCO Energy, Inc., Harvest Energy, Inc., Voyager Oil & Gas, Inc., Syntroleum Corp., Triangle Petroleum, Evolution Petroleum Corp., Miller, Prime Energy (the “Peer Group”).
The current compensation framework reflects input from Brammer. In March, 2013, the CNG Committee engaged Compensation Resources, Inc. (“CRI”) to review the Company’s executive compensation programs and strategies and to offer recommendations. Specifically, CRI was engaged to update the Company’s peer group, review previously conducted executive compensation analysis and confirm the competitiveness of the Company’s executive compensation, review the executive stock incentives, review existing Board compensation and prepare a report and make recommendations. In April, 2013, CRI presented its report to the CNG Committee. In July, 2013, the CNG Committee engaged Bachelder & Dowling, P.A. (“Bachelder”) to assist the CNG Committee in developing an executive stock incentive program. On October 15, 2013, based upon recommendations from Bachelder, the CNG Committee adopted a new executive stock incentive program for executives and certain other key employees.
None of Brammer, CRI, or Bachelder provided any services to the Company other than those requested by the CNG Committee and related to such consultant’s engagement as an independent consultant to the CNG Committee, and none of these consultants provided, directly, or indirectly through affiliates, any human resources outsourcing services for the Company. The Company believes that the total consulting fees paid to each of Brammer, CRI, and Bachelder do not represent a significant percentage of their respective total revenues, and that none of these consultants working with the CNG Committee owns a significant number of shares of Common Stock. In addition, no officer, director, stockholder, or employee of any of these consultants has any known personal relationship with any of the

Company’s officers, directors, stockholders, or employees that the CNG Committee believes would present a potential conflict of interest or impair such consultant’s independence. After consideration of the foregoing factors, the CNG Committee believes that the work of these consultants did not raise any potential conflicts of interest.
During the fiscal year ended June 30, 2013, neither Mr. Wilson, Mr. Lafargue, nor Mr. Brannum determined or approved any element or component of his own base salary or any other aspects of his compensation.

Objectives of Our Compensation Program
Our executive compensation program is designed to motivate and reward our NEOs in a fiscally responsible manner, while aligning our executives’ interests with those of our stockholders and prudently conserving cash resources to fund the Company’s growth plans and strategic objectives. The oil and gas exploration and production industry has historically been highly competitive, a trend that has increased significantly in the last decade. As a result, experienced professionals have significant career mobility. We are a smaller company in a highly-competitive industry that competes for executive talent with a large number of exploration and production companies, many of which have significantly larger market capitalization than the Company. Our ability to motivate and reward our executive officers and other key employees is essential to maintaining a competitive position in the oil and gas business. The Board believes that our comparatively smaller size and relatively small executive management team pose unique challenges in this industry and, therefore, are substantial factors in the design of our executive compensation program.
In light of the foregoing factors, the Board through the CNG Committee also strives to maintain compensation programs that are generally competitive within the independent oil and gas industry in the United States and in Australia. The award of base salary, annual cash bonuses, equity-based awards, and benefit packages to our NEOs are approved by the Board after such matters are initially reviewed and approved by the CNG Committee and thereafter recommended by the CNG Committee to the Board for approval. The Board has utilized a compensation strategy by which the Company’s executive officers will be paid base salaries that are generally lower than salaries prevailing in the marketplace for similarly situated companies and will receive awards of equity compensation to supplement their cash salaries. Despite the Company’s small market capitalization, equity compensation permits the Company to attract talented executives and to offer attractive overall compensation packages by permitting our executive officers to participate in the future growth of the Company (through an increase in the price of the stock acquired through the equity awards) in lieu of receiving a higher up-front base salary and cash bonus. The use of equity compensation as a component of an executive officer’s overall compensation package is consistent with the Company’s objective to: (i) motivate and reward executive officers in a fiscally-responsible manner; (ii) align the interests of executive officers with those of stockholders; and (iii) conserve cash resources to fund the Company’s growth plans and strategic objectives (together, the “Compensation Objective”).
Periodically, the CNG Committee reviews our executive compensation program to assess whether the program remains competitive with those of similar companies, considers the program’s effectiveness in creating adequate incentives for our executive officers to find, acquire, develop, and produce oil and gas reserves in a cost-effective manner, and determines what changes, if any, are appropriate in light of our overall performance and ability to attract and retain talented executive officers.
The Board may, in addition to base salaries, authorize annual cash bonuses and equity-based awards in the future for our executive officers based upon the attainment of our operational and strategic goals. We have not adopted specific target or performance levels which would automatically result in increases or decreases in executive officer compensation. Instead, we make compensation determinations based upon a consideration of many factors, including those described below. We have not assigned relative weights or rankings to these factors. Specific elements of the Company’s performance and individual performance that we consider in setting compensation policies and making compensation decisions include the following factors:

•	the cyclical nature of the oil and gas business and industry trends in Australian and Asian/Pacific oil and gas markets;

•
the growth in the quantity and value of our proved oil and natural gas reserves, volumes of oil and natural gas produced by the Company and our executives’ ability to replace oil and natural gas produced with new oil and natural gas reserves;

•	the Company’s oil and gas finding costs and operating costs, cash flow from operations, annual revenues, and earnings per share;

•	the market value of the Common Stock on the NASDAQ exchanges;

•
the extent to which management has been successful in finding and creating opportunities to participate in acquisition and farm-in transactions and exploitation and drilling ventures having quality prospects;

•	management’s ability to formulate and maintain sound budgets for our business activities and overall financial condition;

•	the success of our acquisition and exploration activities and the achievement by management of specific tasks and goals set by the Board and the MPAL Board of Directors from time to time;

•	the effectiveness of our compensation packages in motivating our management to remain in our employ; and

•	the ability of management to effectively implement risk management practices.
In addition to considering these performance elements, we also consider each NEO’s longevity of service and his or her individual performance, leadership, and business knowledge.

Stock Option Program
On October 15, 2013, the CNG Committee, as plan administrator for the 2012 Omnibus Plan, approved a stock option program for the NEOs and certain other key employees of the Company (the “Program”). Under the Program, options to acquire a total of 3 million shares of Common Stock (the “Options”) were granted on October 15, 2013, to eight key management employees, including the NEOs, with options to acquire 1,000,000 shares, 825,000 shares, and 825,000 shares granted to Messrs. Wilson, Lafargue, and Brannum, respectively. The Options are performance based, and become vested and exercisable only upon the achievement of certain performance goals. As set out in more detail below, fifty percent of the Options vest based upon the market price of the Common Stock achieving a specified price hurdle and sustaining that price hurdle for a set period of time (the “Stock Price Options”), and the remaining fifty percent of the Options vest based upon the Company achieving certain operational performance goals, including performance goals related to planned or possible drilling, development, production, and other potential strategic monetization transactions that are subject to future Board determinations (the “Performance Goal Options”).
The Stock Price Options vest and become exercisable, subject to ongoing employment, when, at the end of any period of 90 trading days (a “Window”), (A) the closing price of one share of Common

Stock as reported by NASDAQ (the “Closing Price”) on each of the first ten (10) trading days of a Window equals or exceeds $2.35 per share, and (B) the median of the Closing Price for the Common Stock during such Window is equal to or exceeds $2.35 per share.
The Performance Goal Options vest and become exercisable, subject to ongoing employment, proportionately upon the Company achieving the following goals:

Performance Goal	Percent of Performance Goal Tranche
Goal #1: Completion of the drilling of the CO2-EOR pilot program.	10%
Goal #2: A determination by the Board that the CO2-EOR pilot program proves the economically-attractive scalability to the Company of a phased, full field CO2-EOR project at Poplar.	40%
Goal #3: Sale of substantially all Amadeus Basin assets at Board approved prices and terms, or commencement of sales under the Dingo GSPA.	20%
Goal #4: Ability to participate in the drilling of at least one well in the Weald Basin along with Celtique Energie with internally developed funding (i.e., proceeds of a sale of assets) or an approved farm-out.	20%
Goal #5: Approval and execution of a farm-out agreement for the drilling of at least one well in NT/P82.	10%
All of the Options have an exercise price of $1.03 per share, which is equal to the NASDAQ closing price of the Common Stock on the grant date of October 15, 2013. The Options have a term of 10 years. If an employee’s employment with the Company is terminated for Cause or when grounds for Cause exist, all Options granted to that employee will immediately terminate. If the employee is involuntarily terminated without cause or voluntarily terminates employment for Good Reason, Options vested and exercisable at the time of termination may be exercised for one year. If a portion of the Options remain unvested at the time of termination, a portion of those Options based upon the period of employment during the three year period following the grant will remain in suspense for nine months after the termination and may vest and become exercisable if the stock price hurdle or performance goals are met during that nine month period. If these Options do vest and become exercisable, they are exercisable for the same year period from the date of termination. If an employee is terminated for any other reason other than the reasons outlined above, the options vested and exercisable at the time of the termination may be exercised for a period of 90 days.

Overview of Compensation for J. Thomas Wilson, President/CEO
Mr. Wilson's Employment Agreement with the Company, as amended and restated as of November 12, 2012 (the “Wilson Agreement”), provides for an initial annual base salary of $349,459, subject to an annual cost of living increase beginning on July 1, 2012, and effective each January 1st thereafter. Mr. Wilson's current annual base salary is $360,000. Under the Wilson Agreement, Mr. Wilson is not guaranteed a bonus but rather is eligible to receive such bonus awards, if any, based on the Company’s and Mr. Wilson’s performance, as shall be determined by the Board in its sole discretion, after receipt of a recommendation by the CNG Committee. If the Company terminates Mr. Wilson's employment without Cause or he resigns for Good Reason (both as defined in the Wilson Agreement), Mr. Wilson will be entitled to receive a severance benefit equal to the amount of base salary that Mr. Wilson would have received if he remained employed for the balance of the applicable initial term or renewal term, as the case may be, based upon his then-current base salary without further increase. See "Additional

Information Regarding Executive Compensation - Employment Agreements with Our 2012 Named Executive Officers" below.
In addition, there was a consulting agreement between the Company and Mr. Wilson that was entered into on July 9, 2009, as discussed under "Certain Relationships and Related Person Transactions - Agreements with J. Thomas Wilson" above. Due to Mr. Wilson’s appointment as the Company’s President/CEO effective September 27, 2011, the consulting agreement and Mr. Wilson's consulting relationship with the Company have been terminated.
See “Equity-Based Compensation” below for a discussion of equity-based compensation for Mr. Wilson.

Overview of the Compensation for Antoine J. Lafargue, CFO/Treasurer
Mr. Lafargue’s Employment Agreement with the Company dated August 2, 2010 (the “Lafargue Agreement”), provides for an initial base salary of $240,000 per year, subject to a potential annual increase commencing on January 1, 2012. Mr. Lafargue’s current base salary is $258,000 per year. Under the Lafargue Agreement, Mr. Lafargue does not receive guaranteed cash bonuses but is entitled to receive cash bonuses recommended by the CNG Committee and approved by the Board commensurate with his and the Company’s performance. If the Company terminates Mr. Lafargue’s employment without Cause or he resigns for Good Reason (both as defined in the Lafargue Agreement), Mr. Lafargue is entitled to receive a severance benefit equal to one year’s base salary, based upon his then-current base salary. See “Additional Information Regarding Executive Compensation-Employment Agreements with Our 2012 Named Executive Officers” below.
See “Equity-Based Compensation” below for a discussion of equity-based compensation for Mr. Lafargue.

Overview of the Compensation for C. Mark Brannum, Vice President - General Counsel and Secretary
Effective September 5, 2012, the Board appointed C. Mark Brannum as the Company’s Vice President - General Counsel and Secretary. Mr. Brannum’s Employment Agreement entered into as of August 28, 2012 (the “Brannum Agreement”), which was filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2012, provided for an initial base salary of $250,000 per year. Mr. Brannum’s current base salary is $258,000 per year. If the Company terminates Mr. Brannum’s employment without Cause or he resigns for Good Reason (both as defined in the Brannum Agreement), Mr. Brannum is entitled to receive a severance benefit equal to one year’s base salary, based upon his then-current base salary. See “Additional Information Regarding Executive Compensation-Employment Agreements with Our 2012 Named Executive Officers” below.
See “Equity-Based Compensation” below for a discussion of equity-based compensation for Mr. Brannum.

Elements of Compensation
We seek to achieve our executive compensation objectives by providing our NEOs with the following elements of compensation:

•	a base salary that represents cash compensation based on internal equity and external industry-based competitiveness;

•	an opportunity to receive cash bonus awards based upon the achievement of goals and objectives attained during the course of a fiscal year;

•	potential equity-based awards under the Company’s 2012 Omnibus Plan;

•	pension/retirement benefits and other personal benefits under our NEOs’ employment contracts, as described below;

•	benefit programs provided to our U.S. employees, including health care benefits, dental, life, and vision coverage; and

•	termination payments and other benefits under the NEOs’ employment agreements, in the event that the NEO’s employment is terminated under specified circumstances.
Each of the material elements of our compensation program is discussed in greater detail below.

Base Salary
The Board reviews and determines, after receipt of a recommendation from the CNG Committee, the base salary of each NEO. The purpose of base salary is to reflect our NEOs’ executive job responsibilities, individual performance, and competitive compensation levels. The current annual base salaries under the employment agreements for Messrs. Wilson, Lafargue, and Brannum are $360,000, $258,000, and $258,000, respectively, and each employment agreement provides for potential cost of living annual increases to the base salary.

Annual Cash Bonus Awards
The Board, pursuant to the recommendation of the CNG Committee, may award a NEO an annual cash bonus. The purpose of a cash bonus would be to better align executive performance with annual strategic goals while enhancing shareholder value. The NEOs did not receive annual cash bonus awards during fiscal year 2012.

Special Cash Bonus Awards
On June 26, 2012, the CNG Committee approved special cash bonus awards for certain employees of the Company in connection with their extraordinary efforts to facilitate the May 2012 closing of the Company’s significant asset swap transaction with Santos QNT Pty. Ltd. and Santos Limited that resulted in net cash proceeds to the Company of AUD $25.0 million and other accomplishments. The amounts paid to Mr. Wilson and Mr. Lafargue under these special cash bonus awards were $30,000 and $170,000, respectively.

Equity-Based Compensation
Under the Company’s prior 1998 Stock Incentive Plan, the Company was authorized to grant stock options, stock appreciation rights, and stock awards to employees, officers, Directors, and consultants. The Company replaced the 1998 Stock Incentive Plan with a new 2012 Omnibus Incentive Compensation Plan approved by the stockholders at the 2012 Annual Meeting. The 2012 Omnibus Plan provides for the granting of awards to employees, officers, Directors, and consultants in any combination of the following:

- stock options	- incentive awards
- stock appreciation rights	- cash awards
- restricted stock and/or restricted stock units	- other stock-based awards
- performance shares and/or performance units
The 2012 Omnibus Plan provides for grants of options principally at an option price per share of 100% of the fair value of the Company’s Common Stock on the date of the grant. Options are generally granted with a one-year, two-year, or a three-year vesting period and a ten-year term. Options vest in equal annual installments over the vesting period. The Plan also provides for the grant of SARs subject to terms as determined by the CNG Committee and evidenced in a form also determined by the CNG Committee. In addition, the 1998 Stock Incentive Plan permits the award of Restricted Stock to eligible participants and also permits the CNG Committee to make an annual award of shares of unrestricted Common Stock to the Company’s non-employee Directors equal in value of up to 50% of the annual cash retainer payable to these Directors.
We account for all equity-based awards granted, modified, or settled after July 1, 2005 in accordance with the requirements of ASC Topic 718. With the exception of the annual stock awards to non-employee Directors, which typically occur on July 1 of each fiscal year, we do not have a specific program or plan with regard to the timing or dating of option grants or other awards, and options or other awards under the 1998 Stock Incentive Plan have not been granted at regular intervals or on pre-determined dates. Rather, the Board’s decisions as to when options are granted have historically been made at the complete discretion of the Board upon the recommendation of the CNG Committee. Going forward, the Board intends to continue this practice, after receipt and consideration of recommendations for further option or other awards under the 1998 Stock Incentive Plan or the 2012 Omnibus Plan.
As of October 21, 2013, there were 10,797,291 stock options outstanding, of which 6,161,458 were fully-vested and exercisable. If all of these options were exercised these shares would represent approximately 13.6% of our issued and outstanding shares of Common Stock.
In connection with Mr. Wilson's appointment as the Company's President/CEO effective September 27, 2011, on November 7, 2011, the CNG Committee and the full Board awarded to Mr. Wilson (a) non-qualified time-based stock options for the purchase of up to a total of 250,000 shares of Common Stock; and (b) 100,000 shares of time-based restricted Common Stock, with both the stock options and the restricted stock subject to the terms and conditions of the 1998 Stock Incentive Plan. The exercise price per share for all of the stock options is $1.08, which exercise price was the “fair market value” (as defined in Section 5(c) of the Company’s 1998 Stock Incentive Plan) of a share of the Common Stock as of November 7, 2011. The stock options vested in two annual installments as follows: (i) 125,000 option shares vested on September 27, 2012; and (ii) 125,000 option shares vested on September 27, 2013. The restricted stock vested (and became non-forfeitable) in two annual installments as follows: (x) 50,000 shares of restricted stock vested on September 27, 2012; and (y) 50,000 shares of restricted stock vested on September 27, 2013. Any unvested portion of Mr. Wilson's stock options or restricted stock will immediately be accelerated and vest in full upon the occurrence of a "Change of

Control" of the Company (as defined in the 1998 Stock Incentive Plan) and upon the occurrence of other specified events.
Prior to his appointment as President/CEO effective September 27, 2011, Mr. Wilson was granted the following stock options: (a) options granted on February 2, 2009, to purchase up to a total of 387,500 shares of Common Stock at an exercise price of $1.20 per share, all of which options are now fully vested; and (b) options granted on April 1, 2010, to purchase up to 300,000 shares of Common Stock at an exercise price of $2.24 per share, of which 200,000 options are now vested and the remaining 100,000 options are scheduled to vest on April 1, 2013.
On May 8, 2012, one-half of each of the options previously granted to Mr. Wilson as discussed above were transferred by Mr. Wilson pursuant to a domestic relations order in connection with a marital dissolution proceeding.
In connection with Mr. Lafargue’s appointment as the Company’s Vice President-Chief Financial Officer and Treasurer, on August 2, 2010, the CNG Committee and the full Board awarded to Mr. Lafargue non-qualified stock options covering an aggregate of 800,000 shares of the Common Stock, subject to the terms and conditions of the 1998 Stock Incentive Plan, in two separate tranches, as follows: 400,000 time-based options and 400,000 performance-based options. The exercise price per share for all of those options is $1.84, which exercise price was the “fair market value” (as defined in Section 5(c) of the 1998 Stock Incentive Plan) of a share of the Common Stock as of August 2, 2010. The time-based options vest in three equal annual installments as follows: (a) 133,333 option shares vested in full on August 2, 2011; (b) 133,333 option shares vested in full on August 2, 2012; and (c) 133,334 option shares are scheduled to vest in full on August 2, 2013. The performance-based options were to vest in full upon completion of the Evans Shoal Transaction. Because the Evans Shoal Transaction was not completed, the performance-based options issued to Mr. Lafargue were forfeited as of June 30, 2011, and allocated back to the share reserve for the 1998 Stock Incentive Plan.
On November 30, 2011, the CNG Committee and the full Board awarded to Mr. Lafargue non-qualified stock options covering an aggregate of 600,000 shares of the Common Stock, subject to the terms and conditions of the 1998 Stock Incentive Plan, in two separate tranches, as follows: 400,000 time-based options and 200,000 performance-based options. The exercise price per share for all of these options is $1.10, which exercise price was the “fair market value” (as defined in Section 5(c) of the 1998 Stock Incentive Plan) of a share of the Common Stock as of the grant date. The time-based options are scheduled to vest in two equal annual installments as follows: (a) 200,000 option shares on November 30, 2012; and (b) 200,000 option shares on November 30, 2013. The performance-based options provide that (a) 100,000 option shares shall vest upon the completion of the Nautilus drilling program (which has occurred); (b) 50,000 option shares shall vest upon the completion of the relocation of the Company’s headquarters from Portland, Maine to Denver, Colorado (which has occurred); and (c) 50,000 option shares shall vest upon completion of the Company's significant asset swap transaction with Santos QNT Pty. Ltd. and Santos Limited (which occurred in May 2012).
Any unvested portion of Mr. Lafargue’s stock options will immediately be accelerated and vest in full upon the occurrence of a “Change in Control” of the Company (as defined in the 1998 Stock Incentive Plan) and upon the occurrence of other specified events.
In connection with Mr. Brannum’s appointment as the Company’s Vice President-General Counsel and Secretary on September 5, 2012, he was granted on September 5, 2012 an inducement equity award, outside of the Company’s 1998 Stock Incentive Plan and in accordance with NASDAQ Listing Rule 5635(c)(4), in the form of (i) 50,000 restricted shares of Common Stock, 25,000 shares of which vested on March 5, 2013, and the remaining 25,000 shares of which vested on September 5, 2013; and (ii) options to purchase a total of 800,000 shares of Common Stock for $1.12 per share, the market closing price of the

Common Stock on September 5, 2012, of which 266,666 options vested on September 5, 2013, 266,667 options are scheduled to vest on September 5, 2014, and the remaining 266,667 options are scheduled to vest on September 5, 2015.
On July 1, 2013, 150,000 restricted shares of Common Stock were awarded to each of Messrs. Wilson, Lafargue, and Brannum pursuant to the 2012 Omnibus Plan. The restricted shares are subject to the following vesting schedule: (1) one-third of the award (50,000 shares) are scheduled to vest on July 1, 2014, (2) one-third of the award (50,000 shares) are scheduled to vest on July 1, 2015, and (3) the final one-third of the award (50,000 shares) are scheduled to vest on July 1, 2016. On October 15, 2013, options to purchase 1,000,000 shares, 825,000 shares, and 825,000 shares of Common Stock were granted under the 2012 Omnibus Plan to Messrs. Wilson, Lafargue, and Brannum, respectively, at an exercise price of $1.03 per share. The vesting and exercisability of those options are subject to performance conditions and other terms as discussed above under “Material Terms of Plans and Compensation Arrangements - Stock Option Program.”

Pension/Retirement Benefits
The Company does not provide qualified pension benefits or any supplemental executive retirement benefits to any of its NEOs.
Mr. Wilson, Mr. Lafargue, and Mr. Brannum are eligible to participate in the Company’s 401(k) retirement savings plan, which became effective as of October 15, 2010. Under the Company’s 401(k) plan, all employees of the Company are eligible to participate after an initial period of three months of employment. The 401(k) plan permits participants to make salary deduction contributions to their plan accounts and provides that the Company will make a 3.5 percent match of the employee’s contributions, up to an annual maximum of 6.0 percent of salary, subject to other limitations which may apply under the Employee Retirement Income Security Act of 1974, as amended.

Additional Benefit Programs
Perquisites and other benefits represent a small part of our overall compensation package. These benefits are reviewed periodically to ensure that they are competitive with industry norms. If greater than $10,000, the aggregate costs associated with the benefits we provided to Mr. Wilson, Mr. Lafargue, or Mr. Brannum are included in the “All Other Compensation” column of the Summary Compensation Table set forth below.
During fiscal year 2013, the Company paid $2,025 for parking for Mr. Wilson. In addition, the Company paid $10,351 for health and life insurance benefits for Mr. Wilson.
During fiscal year 2013, the Company reimbursed Mr. Lafargue for (i) relocation expenses in the amount of $34,505 incurred in connection with the Company’s relocation of its headquarters from Portland, Maine to Denver Colorado; and (ii) legal fees and expenses in the amount of $21,722 incurred in connection with Mr. Lafargue’s U.S. residency and citizenship status. Under his employment agreement, Mr. Lafargue was also provided with a paid parking space at a cost during the fiscal year ended June 30, 2013, of $2,025. Consistent with the terms of his employment agreement, the Company also paid $26,582 for health and life insurance benefits for Mr. Lafargue.
During fiscal year 2013, the Company paid $1,850 for parking for Mr. Brannum. In addition, the Company paid $21,436 for health and life insurance benefits for Mr. Brannum, and $2,457 for reimbursement of medical expenses in connection with the transition of his employment to the Company.

Tax Considerations
We intend to operate our executive compensation program in good faith compliance with Section 409A of the U.S. Internal Revenue Code and the related regulations and other guidance issued by the U.S. Internal Revenue Service. At this time, the Company does not expect that Section 162(m) of the U.S. Internal Revenue Code will have any effect on the Company’s executive officer compensation because it is not likely that the annual compensation paid to any executive officer will exceed $1 million.

Conclusions
The Board believes that the Company’s executive compensation program is and will be a critical element in ensuring the Company’s continued success as it grows and pursues its strategic objectives. Motivation, attraction, retention, and the NEOs’ alignment with the interests of the Company’s stockholders are the key objectives of the program. The continued improvement in business results and increased shareholder value are driven by the performance of highly-motivated executives. In the opinion of the Board, the design and operation of the Company’s executive compensation programs, along with the monitoring of our executive officers’ performance against the factors identified above, reasonably result in compensation levels appropriate to promote the Company’s continued success and the best interests of its stockholders as the Company continues to grow and pursue its strategic objectives.

Additional Information Regarding Executive Compensation
Employment Agreements with Our 2013 Named Executive Officers
The Company has entered into written employment agreements with each of Messrs. Wilson, Lafargue, and Brannum that provide for certain severance payments and other benefits in the event that their respective employment with the Company is terminated under various circumstances, as described below. Generally, we use these provisions to provide some assurance to the Board that the Company will continue to be able to rely on our NEOs continuing in their positions with us, without concern that they might be distracted by the personal uncertainties and risks created by any proposed or threatened change of control of the Company.

Mr. Wilson
On November 9, 2011, the Company entered into the Wilson Agreement under which Mr. Wilson serves as the Company’s President/CEO. The Wilson Agreement provides for a two-year term of employment, which commenced on September 27, 2011. If not terminated prior to September 27, 2013 (the “Initial Term”) in accordance with its provisions, the Wilson Agreement may be renewed for additional one year terms (each, a “Renewal Term”) if the parties mutually agree to do so. If the Company or Mr. Wilson determines not to renew the Wilson Agreement for an additional one year term, the party desiring to terminate the Wilson Agreement must provide the other with written notice six months prior to the expiration of the Initial Term or the Renewal Term, as applicable. On November 6, 2012, the Board, after recommendation from the CNG Committee, approved a one-year extension of the Wilson Agreement to September 27, 2014. All other terms remain unchanged.
The Wilson Agreement provides for an initial annual base salary of $349,459, subject to an annual cost of living increase beginning on July 1, 2012, and effective each January 1st thereafter, based on a formula that shall be adopted for all Company employees. During the term of the Wilson Agreement, Mr. Wilson will not be guaranteed a bonus but rather will be eligible to receive such bonus awards, if any, based on the Company’s and Mr. Wilson’s performance, as shall be determined by the Board in its sole discretion, after receipt of a recommendation by the CNG Committee. The Wilson Agreement confirms an award to Mr. Wilson of (i) options to acquire 250,000 shares of the Company’s Common Stock at an exercise price equal to the fair market value of a share of Common Stock on the grant date; and (ii) 100,000 restricted shares of Common Stock (collectively, the “Equity Incentives”).
The Company is entitled to terminate Mr. Wilson’s employment at any time for any reason, other than non-renewal, Disability, or Cause (as each such term is defined in the Wilson Agreement) upon at least 30 days’ written notice to Mr. Wilson. If the Company terminates Mr. Wilson’s employment for any reason other than non-renewal, Disability, or Cause, then the Company shall pay to Mr. Wilson: (i) his base salary through the date of such termination of employment, plus his base salary for the period of any vacation time earned but not taken for the year of termination of employment (the “Salary Benefit”); (ii) any other compensation and benefits to the extent actually earned by him under any other benefit plan or program of the Company as of the date of such termination of employment (the “Other Benefits”); (iii) any reimbursement amounts for reasonable business expenses approved by the Company and owed to Mr. Wilson under the Wilson Agreement (the “Reimbursement Benefit”); (iv) a defined severance benefit (the “Severance Benefit”); and (v) certain continuing health insurance payment benefits, if Mr. Wilson elects to continue insurance coverage under the Company’s health insurance plans pursuant to COBRA following termination of employment (the “Medical Benefit”). In addition, the Equity Incentives shall fully vest (the “Vesting Benefit”). The Severance Benefit shall equal the amount of base salary that Mr. Wilson would have received if he remained employed for the balance of the Initial Term or Renewal Term, as the case may be, based upon his then-current base salary without further increase. The amount of the Severance Benefit shall be paid during the remainder of the Initial or Renewal Term, as applicable, in equal monthly installments commencing in the first month following Mr. Wilson’s termination of employment.
The Wilson Agreement may be terminated by the Company in the event of Mr. Wilson’s death or Disability. If Mr. Wilson dies or becomes disabled, then the Company will pay Mr. Wilson (or, in the case of death, Mr. Wilson’s estate or other person having such entitlement pursuant to the terms of the applicable plan or program): (i) the Salary Benefit; (ii) the Other Benefits; (iii) the Reimbursement Benefit; and (iv) the Vesting Benefit.
The Wilson Agreement may also be terminated for Cause by the Company. “Cause” is defined as (i) an act or acts of dishonesty or fraud by Mr. Wilson relating to the performance of his services to the Company; (ii) a breach by Mr. Wilson of his duties or responsibilities under the Wilson Agreement resulting in significant demonstrable injury to the Company or any of its subsidiaries; (iii) Mr. Wilson’s conviction of a felony or any crime involving moral turpitude; (iv) Mr. Wilson’s material failure (for reasons other than death or Disability) to perform his duties under the Wilson Agreement or insubordination (defined as refusal to execute or carry out lawful directions from the Board or its duly appointed designees) where Mr. Wilson has been given written notice of the acts or omissions constituting such failure or insubordination and he has failed to cure such conduct, where susceptible to cure, within 30 days following such notice; or (v) a breach by Mr. Wilson of any provision of any material policy of the Company or certain obligations under the Wilson Agreement (e.g., confidentiality, non-solicitation, non-competition, and non-disparagement obligations). If the Wilson Agreement is terminated for Cause, Mr. Wilson shall only be entitled to receive: (i) the Salary Benefit; (ii) the Other Benefits; and (iii) the Reimbursement Benefit.
Mr. Wilson is entitled to terminate his employment with the Company for “Good Reason” (as defined in the Wilson Agreement). In the event of his termination of employment for Good Reason, Mr. Wilson shall be entitled to receive: (i) the Salary Benefit; (ii) the Other Benefits; (iii) the Reimbursement Benefit; (iv) the Severance Benefit; (v) the Medical Benefit; and (vi) the Vesting Benefit. “Good Reason” as defined in the Wilson Agreement, means only, without Mr. Wilson’s written consent,

(A) a material negative change in the scope of the authority, functions, duties, or responsibilities of Mr. Wilson’s employment from that which is contemplated by the Wilson Agreement, provided that a change in scope solely as a result of the Company no longer being a public company or becoming a subsidiary of another entity shall not constitute Good Reason; (B) the Company engaging the services of a long-term replacement President and Chief Executive Officer; (C) any material breach by the Company of any provision of the Wilson Agreement without Mr. Wilson having committed any material breach of his obligations thereunder, in each case of (A), (B), or (C), which breach is not cured by the Company within 30 days following written notice thereof to the Company of such breach; or (D) a “Change in Control” (as defined in the Wilson Agreement) of the Company.

Mr. Lafargue
On August 2, 2010, the Company entered into an Employment Agreement with Mr. Lafargue (the “Lafargue Agreement”) under which he serves as the Company’s CFO/Treasurer.
The Lafargue Agreement provides for a three-year initial term of employment (the “Initial Term”) that commenced on August 2, 2010. The Initial Term automatically renews for one or more successive two-year periods (each, a “Renewal Term”) unless in each case at least six months prior to the end of the Initial Term or Renewal Term, as the case may be, either the Company or Mr. Lafargue gives written notice to the other party electing to permit the Lafargue Agreement to terminate on the last day of the Initial Term or Renewal Term, as the case may be.
The Lafargue Agreement provides for an initial annual base salary of $240,000, subject to potential cost of living annual increases. The Lafargue Agreement also provides that Mr. Lafargue is eligible to receive cash bonuses recommended in the future by the CNG Committee and approved by the Board.
The Lafargue Agreement confirms the award to Mr. Lafargue of 800,000 non-qualified stock options under the Company’s 1998 Stock Incentive Plan, of which 400,000 were time-based options and 400,000 were performance-based options that were to vest only upon the closing of a specified transaction on or before June 30, 2011, which did not occur.
The Lafargue Agreement may be terminated by the Company in the event of Mr. Lafargue’s death or “disability” (as defined in the Lafargue Agreement). If Mr. Lafargue dies or becomes disabled, then the Company will pay Mr. Lafargue or his representatives: (i) his base salary through the date of such termination of employment, plus his base salary for the period of any vacation time earned but not taken for the year in which termination of employment occurs; (ii) any other compensation and benefits to the extent actually earned by him under any other benefit plan or program of the Company as of the date of such termination of employment; and (iii) any reimbursement amounts owing to Mr. Lafargue (the amounts in (i), (ii), and (iii) are referred to as the “Accrued Obligations”). The Lafargue Agreement may also be terminated for “Cause” by the Company. “Cause” is defined as (i) an act or acts of dishonesty or fraud relating to the performance of his services to the Company; (ii) a breach of his duties or responsibilities under the Lafargue Agreement resulting in significant demonstrable injury to the Company or any of its subsidiaries; (iii) his conviction of a felony or any crime involving moral turpitude; (iv) his material failure (for reasons other than death, illness, injury, or Disability) to perform his duties or insubordination (defined as refusal to execute or carry out the lawful directions from the Board or its duly-appointed designees) where he has been given written notice of the acts or omissions constituting such failure or insubordination and he has failed to cure such conduct, where susceptible to cure, within ten days following such notice; or (v) a breach of any provision of any material policy of the Company or any of his non-competition, non-disclosure, and related obligations under the Lafargue Agreement. If the

Lafargue Agreement is terminated for “Cause,” Mr. Lafargue will only be entitled to receive payment of the Accrued Obligations.
The Company is entitled to terminate Mr. Lafargue’s employment for any reason other than non-renewal, death, Disability, or Cause upon at least 30 days written notice to Mr. Lafargue. If the Company terminates Mr. Lafargue’s employment for any reason other than non-renewal, death, Disability, or Cause, then the Company shall pay to Mr. Lafargue (i) the Accrued Obligations; (ii) a defined severance benefit (the “Severance Benefit”); and (iii) certain continuing health insurance payment benefits if Mr. Lafargue elects to continue insurance coverage under the Company’s health insurance plans pursuant to COBRA following termination of employment. The Severance Benefit shall equal the amount of base salary that Mr. Lafargue would have received if he remained employed for the balance of the Initial Term or Renewal Term, as the case may be, based upon his then-current base salary without further increase; provided, however, that the Severance Benefit may not be less than an amount equal to 12 months of Mr. Lafargue’s then-current salary without further increase. The Severance Benefit as so determined shall be divided into 12 equal installments and paid out to Mr. Lafargue after termination of employment according to a one-year payment schedule.
Mr. Lafargue is also entitled to terminate his employment with the Company for “Good Reason.” In the event of his termination of employment for Good Reason, Mr. Lafargue shall be entitled to receive a severance benefit equal to one year’s base salary, based upon his then-current base salary without further increase, which shall be paid according to the same one-year payment schedule described above. “Good Reason” means, without Mr. Lafargue’s consent: (A) a material negative change in the scope of the authority, functions, duties, or responsibilities of his employment from that which is contemplated by the Lafargue Agreement; provided that a change in scope solely as a result of the Company no longer being a public company or becoming a subsidiary of another entity shall not constitute Good Reason; (B) the Company materially changing the geographic location in which he must perform services from the Portland, Maine, metropolitan area; or (C) any material breach by the Company of any provision of the Lafargue Agreement without Mr. Lafargue having committed any material breach of his obligations under the Lafargue Agreement, in each case of (A), (B), or (C), which breach is not cured by the Company within 30 days following written notice thereof to the Company of such breach. If Mr. Lafargue elects to terminate his employment for any reason other than Good Reason, he will be entitled to payment of only the Accrued Obligations but may, if the Company elects, be entitled to receive an amount equal to one month of his then-current base salary.

Mr. Brannum
On August 28, 2012, the Company entered into an Employment Agreement (the “Brannum Agreement”) with Mr. Brannum under which he serves as the Company’s Vice President - General Counsel and Secretary.
The Brannum Agreement provides for a three-year term of employment (the “Initial Term”), commencing on September 5, 2012, unless earlier terminated as provided in the Brannum Agreement. If not terminated earlier than September 5, 2015, the Initial Term will automatically renew for one or more successive two-year periods (each, a “Renewal Term”) unless in each case at least six months prior to the end of the Initial Term or Renewal Term, as the case may be, either the Company or Mr. Brannum gives written notice to the other party electing to permit the Brannum Agreement to terminate on the last day of the Initial Term or Renewal Term, as the case may be. Under the Brannum Agreement, Mr. Brannum will devote substantially all of his business time and attention and best efforts to the affairs of the Company and its subsidiaries and his duties. He will report to the Company’s President and CEO.

Mr. Brannum is paid an annual salary of $250,000, subject to an annual cost of living increase beginning July 1, 2013, and effective each July 1st thereafter. Mr. Brannum is entitled to receive cash bonuses recommended in the future by the CNG Committee and approved by the Board. Mr. Brannum is entitled to reimbursement of certain business expenses while performing services for the Company. The Brannum Agreement confirms an award to Mr. Brannum of (i) options to acquire 800,000 shares of the Company’s Common Stock at an exercise price equal to the fair market value of a share of Common Stock on the grant date, and (ii) 50,000 restricted shares of Common Stock.
The Company may terminate the Brannum Agreement in the event of Mr. Brannum’s death or Disability (as defined in the Brannum Agreement). If Mr. Brannum dies or becomes disabled, then the Company will pay Mr. Brannum or his representatives: (i) his base salary through the date of such termination of employment, plus his base salary for the period of any vacation time earned but not taken for the year of termination of employment; (ii) any other compensation and benefits to the extent actually earned by him under any other benefit plan or program of the Company as of the date of such termination of employment; (iii) any reimbursement amounts for reasonable business expenses owed to Mr. Brannum under the Brannum Agreement (the amounts in (i), (ii), and (iii) are referred to as the “Accrued Obligations”). The Brannum Agreement may also be terminated for Cause by the Company. “Cause” is defined as (i) an act or acts of dishonesty or fraud relating to the performance of his services to the Company; (ii) a breach of his duties or responsibilities under the Brannum Agreement resulting in significant demonstrable injury to the Company or any of its subsidiaries; (iii) Mr. Brannum’s conviction of a felony or any crime involving moral turpitude; (iv) Mr. Brannum’s material failure (for reasons other than death or Disability) to perform his duties or insubordination (defined as refusal to execute or carry out the lawful directions from the Board or its duly-appointed designees) where he has been given written notice of the acts or omissions constituting such failure or insubordination and he has failed to cure such conduct, where susceptible to cure, within ten days following such notice; or (v) a breach of any provision of any material policy of the Company or any of his non-competition, non-disclosure, and related obligations under the Brannum Agreement. If the Brannum Agreement is terminated for Cause, Mr. Brannum shall only be entitled to receive payment of the Accrued Obligations.
The Company may terminate Mr. Brannum’s employment at any time for any reason, other than non-renewal, death, Disability, or Cause upon at least 30 days’ written notice to Mr. Brannum. If the Company terminates Mr. Brannum’s employment for any reason other than non-renewal, death, Disability, or Cause, then the Company shall pay to Mr. Brannum: (i) the Accrued Obligations; (ii) a defined severance benefit (the “Severance Benefit”); and (iii) certain continuing health insurance payment benefits, if Mr. Brannum elects to continue insurance coverage under the Company’s health insurance plans pursuant to COBRA following termination of employment. The Severance Benefit shall equal the amount of base salary that Mr. Brannum would have received if he remained employed for the balance of the Initial Term or Renewal Term, as the case may be, based upon his then-current base salary without further increase. Payment of the Severance Benefit shall be paid in equal monthly installments commencing on the first date of the seventh month following the separation from service, with the amount of the first payment equaling the first seven such installments.
Mr. Brannum may terminate his employment with the Company for “Good Reason.” In the event of his termination of employment for Good Reason, Mr. Brannum shall be entitled to receive a severance benefit equal to one year’s base salary, based upon his then-current base salary without further increase. “Good Reason,” as defined in the Brannum Agreement, means (A) a material negative change in the scope of the authority, functions, duties, or responsibilities of his employment from that which is contemplated by the Brannum Agreement; provided that a change in scope solely as a result of the Company no longer being a public company or becoming a subsidiary of another entity shall not constitute Good Reason; (B) the Company materially changing the geographic location in which he must perform services from the Denver, Colorado, metropolitan area; or (C) any material breach by the Company of any provision of the

Brannum Agreement without Mr. Brannum having committed any material breach of his obligations under the Brannum Agreement, in each case of (A), (B), or (C), which breach is not cured by the Company within 30 days following written notice thereof to the Company of such breach. In addition to non-renewal of the Initial Term or a Renewal Term, Mr. Brannum may terminate his employment at any time without Good Reason, by giving the company written notice of termination at least 30 days before the date of termination. In the event of such termination without Good Cause, Mr. Brannum is entitled to receive the Accrued Obligations. The Company may elect to have Mr. Brannum’s employment terminate immediately following receipt of his notice of termination by paying Mr. Brannum an amount equal to one month of his then-current base salary in addition to the Accrued Obligations.

Executive Compensation Tables
The following table sets forth certain summary information concerning the compensation awarded to, paid to, or earned by Mr. Wilson, our President/CEO since September 27, 2011, Mr. Lafargue, our CFO/Treasurer since August 2, 2010, and Mr. Brannum, our Vice President-General Counsel and Secretary since September 5, 2012 (together, our “Named Executive Officers” or “NEOs”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($) (3)	Stock Awards ($) (4)		Option Awards ($) (4)		Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
J. Thomas Wilson, President/CEO (1)	2013	$380,447	(5)	$—	$—		$—		$—	$21,410	(5)	$401,857
	2012	$317,894	(6)	$30,000	$25,200	(7)	$149,228		$—	$64,060	(5)	$586,382
Antoine J. Lafargue, CFO/Treasurer	2013	$261,608	(8)	$—	$—		$—		$—	$93,887	(8)	$355,495
	2012	$293,338		$170,000	$—		$377,974		$—	$30,738	(8)	$872,050
C. Mark Brannum, Vice President-General Counsel and Secretary (2)	2013	$229,154	(9)	$—	$56,000	(10)	$500,273	(10)	$—	$34,777		$820,204

(1)
Mr. Wilson was appointed as the Company’s President/CEO effective September 27, 2011. Mr. Wilson also serves as a Director of the Company. Prior to September 27, 2011, Mr. Wilson received compensation for services as a Director, in amounts that pursuant to the SEC reporting rules are included in this Summary Compensation Table and are set forth and described in the footnotes below. The Company discontinued compensating Mr. Wilson for his services as a Director upon his appointment as President/CEO.

(2)	Mr. Brannum was appointed as the Company’s Vice President - General Counsel and Secretary effective September 5, 2012.

(3)
On June 26, 2012, the CNG Committee approved special cash bonuses for certain employees of the Company in connection with their extraordinary efforts to facilitate the May 2012 closing of the Company’s significant asset swap transaction with Santos QNT Pty. Ltd. and Santos Limited that resulted in net cash proceeds to the Company of (AUS) $25.0 million, and other accomplishments.

(4)
Amounts reported represent the aggregate grant date fair value of the equity awards calculated in accordance with ASC Topic 718. The grant date fair values have been determined based on assumptions and methodologies discussed in Notes 1 and 7 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

(5)
Salary for Mr. Wilson for 2013 includes $43,742 in accrued additional salary for vacation days not taken. All other compensation for Mr. Wilson for 2013 include payments of: (a) $10,351 for health and life insurance benefits; (b) $9,034 from the Company’s 3.50% match of his contributions to the Company’s 401(k) plan; and (c) $2,025 for parking. Amounts reported for Mr. Wilson for 2012 include payments of: (a) $59,000 in cash compensation pursuant to Mr. Wilson's consulting agreement with the Company discussed under "Certain Relationships and Related Person Transactions - Agreements with J. Thomas Wilson" above, which compensation was paid prior to Mr. Wilson's appointment as President and Chief Executive Officer of the Company effective September 27, 2011; (b) $1,250 for health insurance premiums; (c) $1,560 for parking; and (d) $2,250 for one-quarter of the annual $9,000 medical reimbursement payable to Directors, as part of Mr. Wilson’s compensation for his services as a non-employee Director prior to his appointment as President/CEO effective September 27, 2011.

(6)
Includes $11,200 for fees paid in cash for services as a Director, which represents one-quarter of the total of (a) the $35,000 annual retainer for Directors; and (b) a $9,800 Make-Up Payment as described in footnote (1) to the Director Compensation Table above, as prorated to reflect the portion of the fiscal year ended June 30, 2012, that Mr. Wilson served as a non-employee Director prior to his appointment as President/CEO effective September 27, 2011.

(7)
On July 1, 2011, an annual stock award of 15,000 shares of common stock was granted to Mr. Wilson for services as a Director, pursuant to Section 9 of the 1998 Stock Incentive Plan. The fair market value of a share of common stock on July 1, 2011, was $1.68.

(8)
Salary for Mr. Lafargue for 2013 includes $40,611 in accrued additional salary for vacation days not taken. All other compensation for Mr. Lafargue for 2013 include payments of: (a) $26,582 for health and life insurance benefits; (b) $34,505 for reimbursement of relocation expenses incurred in connection with the Company’s relocation of its headquarters from Portland, Maine to Denver Colorado; (c) $21,722 for payment of legal fees and expenses in connection with Mr. Lafargue’s U.S. residency and citizenship status; (d) $9,053 from the Company’s 3.50% match of his contributions to the Company’s 401(k) plan; and (e) $2,025 for parking. Amounts for Mr. Lafargue for 2012 include payments of: (a) $20,655 for health insurance premiums; (b) $8,523 from the Company’s 3.50% match of his contributions to the Company’s 401(k) plan; and (c) $1,560 for parking.

(9)
Salary for Mr. Brannum for 2013 includes $14,423 in accrued additional salary for vacation days not taken. All other compensation for Mr. Brannum for 2013 include payments of (a) 21,436 for health and life insurance benefits; (b) $9,034 from the Company’s 3.50% match of his contributions to the Company’s 401(k) plan; (c) $2,457 for reimbursement of medical expenses in connection with the transition of his employment to the Company; and (d) $1,850 for parking.

(10)	On September 5, 2012, Mr. Brannum was awarded 50,000 shares of restricted Common Stock, and options to acquire a total of 800,000 shares of Common Stock at an exercise price of $1.12 per share.

Outstanding Equity Awards at Fiscal Year-End
The following table lists the outstanding equity awards as of June 30, 2013, for each of our NEOs:

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
J. Thomas Wilson (1)	193,750	—	—	$1.20	7/1/2019	—	—	—	—
J. Thomas Wilson (1)	150,000	—	—	$2.24	4/1/2020	—	—	—	—
J. Thomas Wilson (1)	62,500	62,500	—	$1.08	11/7/2021	—	—	—	—
J. Thomas Wilson (1)	—	—	—	—	—	50,000	$51,500 (2)	—	—
Antoine J. Lafargue (3)	266,666	133,334	—	$1.84	8/2/2020	—	—	—	—
Antoine J. Lafargue (3)	400,000	200,000	—	$1.10	11/30/2021	—	—	—	—
C. Mark Brannum (4)	—	800,000	—	$1.12	9/5/2022	25,000	$25,750 (2)	—	—

(1)
In connection with Mr. Wilson’s appointment as the Company's President and Chief Executive Officer effective September 27, 2011, on November 7, 2011, Mr. Wilson was awarded (a) 250,000 non-qualified time-based stock options with an exercise price of $1.08 per share; and (b) 100,000 shares of time-based restricted stock. The stock options vested in two annual installments as follows: (i) 125,000 options vested on September 27, 2012; and (ii) 125,000 options vested on September 27, 2013. The restricted stock vested (and became non-forfeitable) in two annual installments as follows: (x) 50,000 shares of restricted stock vested on September 27, 2012; and (y) 50,000 shares of restricted stock vested on September 27, 2013. Prior to his appointment as President and Chief Executive Officer, Mr. Wilson was granted the following stock options: (a) 387,500 options granted on February 2, 2009, with an exercise price of $1.20 per share, all of which options were vested as of June 30, 2012; and (b) 300,000 options granted on April 1, 2010, with an exercise price of $2.24 per share, all of which options were vested as of June 30, 2013. The option share numbers included in this table reflect certain transfers made by Mr. Wilson on May 8, 2012, of one-half of each of the options previously granted to Mr. Wilson, pursuant to a domestic relations order in connection with a marital dissolution proceeding.

(2)
The market value of the shares of restricted stock that had not vested as of June 30, 2013, is based on the closing market price of $1.03 per share as reported by NASDAQ on June 28, 2013, the last trading day in the fiscal year ended June 30, 2013.

(3)
In connection with his initial appointment as the Company’s CFO/Treasurer, on August 2, 2010, Mr. Lafargue was awarded 400,000 non-qualified, time-based stock options with an exercise price of $1.84 per share, of which 133,333 vested on August 2, 2011, and 133,333 vested on August 2, 2012. The remaining 133,334 option shares vested on August 2, 2013. On November 30, 2011, Mr. Lafargue was awarded a total of 600,000 non-qualified stock options with an exercise price of $1.10 per share, comprised of 400,000 time-based options and 200,000 performance-based options. With respect to the time-based options, 200,000 option shares vested on November 30, 2012, and the remaining 200,000 option shares are scheduled to vest on November 30, 2013. The performance-based options provide that (a) 100,000 option shares vested upon the completion of the Nautilus drilling program (which vesting condition was satisfied as of June 30, 2012); (b) 50,000 option shares vested upon the completion of the relocation of the Company’s headquarters from Portland, Maine to Denver, Colorado (which vesting condition was satisfied as of June 30, 2012); and (c) 50,000 option shares vested upon completion of the Company's significant asset swap transaction with Santos QNT Pty. Ltd. and Santos Limited (which vesting condition was satisfied in May 2012).

(4)
In connection with his appointment as the Company’s Vice President-General Counsel and Secretary on September 5, 2012, Mr. Brannum was awarded 800,000 non-qualified stock options with an exercise price of $1.12 per share, of which 266,666 options vested on September 5, 2013, 266,667 options are scheduled to vest on September 5, 2014, and 266,667 options are scheduled to vest on September 5, 2015. In addition, Mr. Brannum was awarded 50,000 shares of restricted common stock, 25,000 shares of which vested on March 5, 2013, and the remaining 25,000 shares of which vested on September 5, 2013.

On July 1, 2013, 150,000 restricted shares of Common Stock were awarded to each of Messrs. Wilson, Lafargue, and Brannum pursuant to the 2012 Omnibus Plan. The restricted shares are subject to the following vesting schedule: (1) one-third of the award (50,000 shares) are scheduled to vest on July 1, 2014, (2) one-third of the award (50,000 shares) are scheduled to vest on July 1, 2015, and (3) the final one-third of the award (50,000 shares) are scheduled to vest on July 1, 2016. On October 15, 2013, options to purchase 1,000,000 shares, 825,000 shares, and 825,000 shares of Common Stock were granted under the 2012 Omnibus Plan to Messrs. Wilson, Lafargue, and Brannum, respectively, at an exercise price of $1.03 per share. The vesting and exercisability of those options are subject to performance conditions and other terms as discussed above under “Material Terms of Plans and Compensation Arrangements - Stock Option Program.”

Post Termination Payments and Benefits
For a narrative description of the material terms of each agreement that provides for payments or benefits to an NEO in the event of the termination of their respective employment under various circumstances, including upon resignation, retirement, disability, death, termination for cause, termination without cause, and termination for good reason, as defined in their respective agreements, or in the event of a change in control of the Company, see “Employment Agreements with Our 2012 Named Executive Officers,” “Overview of Compensation for J. Thomas Wilson, President/CEO “Overview of Compensation for Antoine J. Lafargue, CFO/Treasurer,” “Overview of Compensation for C. Mark Brannum, Vice President-General Counsel and Secretary,” and “Equity-Based Compensation.” The employment of Mr. Hastings, who did not serve as an executive officer at June 30, 2012, was terminated effective July 15, 2012. Mr. Pharo retired from his executive officer position effective September 5, 2012, and did not receive any post-termination payments or benefits as a result thereof.

Equity Compensation Plan Information
The following table provides information as of June 30, 2013, with respect to compensation plans, including the 2012 Omnibus Plan, the 1998 Stock Incentive Plan, and individual compensation arrangements, under which shares of the Company’s Common Stock are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a) (#)		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (b) ($)		Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (#)
Equity compensation awards under the 2012 Omnibus Plan approved by security holders	620,000		$1.05		4,776,769	(1)
Equity compensation awards under the 1998 Stock Incentive Plan approved by security holders	5,794,791		$1.42		—	(2)
Equity compensation awards not approved by security holders	1,374,166	(3)	$1.09	(3)	—

(1)
On July 1, 2013, the Company granted awards under the 2012 Omnibus Plan of 450,000 restricted shares of common stock, 266,664 shares of common stock, and options to acquire a total of 640,000 shares of Common Stock at an exercise price of $1.05 per share to executive officers, directors, and employees. On October 15, 2013, performance-based options to acquire a total of 3,000,000 shares of common stock at an exercise price of $1.03 per share were granted under the 2012 Omnibus Plan to Mr. Wilson, Mr. Lafargue, Mr. Brannum and other certain key employees.

(2)
Effective with stockholder approval of the 2012 Omnibus Plan on January 16, 2013, the 1998 Stock Incentive Plan was replaced by the 2012 Omnibus Plan and no additional awards may be granted under the 1998 Stock Incentive Plan. Equity awards previously granted under the 1998 Stock Incentive Plan will remain outstanding in accordance with their terms.

(3)
Consists of inducement equity awards outside of the Company’s 1998 Stock Incentive Plan and prior to stockholder approval of the 2012 Omnibus Plan, as follows: (i) options to purchase 500,000 shares of common stock for $1.13 per share granted to Mr. Pharo on November 30, 2011; (ii) options to purchase 250,000 shares of common stock for $1.07 per share granted to a new employee on December 14, 2011; (iii) options to purchase 75,000 shares of common stock for $1.01 per share granted to a new employee on January 10, 2012; (iv) options to purchase 75,000 shares of common stock for $0.789 granted to a new employee on December 4, 2012; and (v) options to purchase 7,500 shares of common stock for $0.789 granted to a new employee on December 4, 2012. These awards were granted in accordance with NASDAQ Listing Rule 5635(c)(4) and were previously reported in Current Reports on Form 8-K filed by the Company. In addition, as also previously reported in a Current Report on Form 8-K filed by the Company, on September 5, 2012, the Company granted an inducement equity award to Mr. Brannum that included options to purchase 800,000 shares of common stock for $1.12 per share. Further, options to purchase 333,334 shares granted to Mr. Pharo as described above were cancelled in connection with his retirement from the position of Vice President - General Counsel and Secretary effective September 5, 2012.

PROPOSAL 3
NON-BINDING ADVISORY RESOLUTION REGARDING APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background
Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are asking our stockholders to approve, on a non-binding basis, the compensation of the Company’s NEOs disclosed in this Proxy Statement in accordance with SEC rules. This is commonly known as a “Say-on-Pay” vote, as it gives the stockholders the opportunity to communicate to the CNG Committee and the Board their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation policies and practices described in this Proxy Statement.
The Say-on-Pay vote is advisory only and therefore is not binding on the Company, the CNG Committee, or the Board, and will not be construed as overruling a decision by, or creating or implying any fiduciary duty for, the Company, the CNG Committee, or the Board. Although the vote is non-binding, the CNG Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will review the voting results, seek to determine the reasons for any significant negative voting, and take such feedback into consideration when making future compensation decisions for our NEOs.

Executive Compensation Determinations
As described in detail under the heading “Executive Compensation” in this Proxy Statement, our executive compensation program is designed to motivate and reward our NEOs in a fiscally responsible manner and align the interests of executive officers with those of our stockholders, while prudently conserving cash resources to fund the Company’s development and growth plans and strategic objectives. We operate in a highly-competitive industry, and the competition to attract executive talent is intense. Our comparatively smaller size relative to many larger competitors, and our relatively small executive management team also present unique challenges to creating an executive compensation program that is generally competitive in the independent oil and gas industry.
To that end, the CNG Committee and the Board have been utilizing an executive compensation strategy that generally calls for executive base salaries that are lower than salaries prevailing in the marketplace for similarly situated companies. However, executive officers are generally granted equity awards intended to provide an incentive opportunity to receive sufficient value to adequately augment their cash salaries. As discussed above under the subheading “Objectives of Our Compensation Program,” the CNG Committee and the Board consider a number of factors in making compensation determinations with respect to our NEOs. These considerations include, without limitation, trends in the oil and gas industry in which the Company operates, economic conditions in the market in which the Company’s principal office is located, compensation packages provided to executives of similarly situated companies, the Company’s financial performance and the market trading price of the Company’s Common Stock, as well as specific factors relating to the job performance, leadership, business knowledge, and longevity of service of each NEO. In addition, the CNG Committee and the Board have the authority to retain outside consultants to assist them in determining the appropriate level of compensation for our NEOs. As discussed under “Executive Compensation -Board Oversight of Executive Compensation; Role of the CNG Committee,” the CNG Committee engaged Brammer in September 2012 as an independent compensation consultant. The CNG Committee used data obtained by Brammer from Equilar regarding competitive market practices and relevant executive pay and performance to compare the Company’s compensation practices to the Peer Group. From this comparison, the CNG Committee determined that the cash compensation for the Company’s current executive officers ranked between the 18th percentile and the 28th percentile within the Peer Group. Also during the fiscal year ending June 30, 2013, the CNG Committee engaged CRI to review the Company's executive compensation plans. Since the end of the fiscal year ending June 30, 2013, the CNG Committee engaged Bachelder & Downing, P.A. to assist in the development of an executive stock incentive program. On October 15, 2013, the CNG Committee adopted a new stock incentive program for executives and other key employees. For a more detailed discussion of the stock incentive program, see the “Stock Option Program” section.
Our NEOs are also eligible for cash bonus awards, which awards if established would be based upon achievement of goals and objectives attained during the course of a fiscal year, certain benefit programs offered to all company employees, and certain severance payments as may be provided in their individual employment agreements with the Company. The CNG Committee and the Board believe that the Company’s executive compensation program described herein, taken as a whole, attracts, motivates, and retains our NEOs and aligns their interests with those of the Company’s stockholders, and results in compensation levels appropriate to promote the Company’s continued success.
Stockholders are urged to read the discussion under “Executive Compensation,” which describes how the Company’s compensation policies and procedures implement the Company’s compensation philosophy, as well as the “Summary Compensation Table” and other related compensation tables and the narrative disclosures about the compensation of the Company’s NEOs in fiscal 2013. The CNG Committee and the Board believe that the policies and procedures discussed in the “Executive Compensation” section are effective in implementing the Company’s compensation philosophy and in achieving its goals, and that the compensation of the NEOs in fiscal 2013 reflects and supports these compensation policies and procedures.

Proposed Resolution
In light of the foregoing, the Board recommends that you vote in favor of the following resolution at the 2013 Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for Magellan Petroleum Corporation’s 2013 Annual Meeting of Stockholders pursuant to the executive compensation disclosure rules of the U.S. Securities and Exchange Commission, which proxy statement includes the compensation tables and the narrative discussion that accompanies the compensation tables.”

Vote Required for Approval
Approval of Proposal 3 - the non-binding advisory resolution approving the compensation of the Company’s NEOs - will require the affirmative vote of a majority of the votes cast by the holders of our Common Stock and Series A Preferred Stock, voting together as a single class, who are present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists at the Annual Meeting. For Proposal 3, abstentions will be counted towards the vote total and will have the same effect as a vote “AGAINST” the Proposal, but broker non-votes (which are not “entitled to vote” on the matter) will not be counted and will have no effect.
An abstention on this Proposal 3 will not constitute an affirmative vote and therefore will have the same effect as a vote against this Proposal.

Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE FOREGOING RESOLUTION RELATING TO THE COMPENSATION OF OUR NEOS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC - PROPOSAL 3.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF EKS&H LLLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed and engaged EKS&H LLLP (“EKS&H”) to serve as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending June 30, 2014, and to perform other appropriate audit-related services. EKS&H began its service as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2012. Stockholders are hereby asked to ratify the Audit Committee’s appointment of EKS&H as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014.
The Audit Committee is solely responsible for selecting our independent auditors. Although stockholder ratification of the appointment of EKS&H is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the stockholders do not ratify the appointment of EKS&H, the Audit Committee will consider whether to engage another independent registered public accounting firm. Even if the appointment of EKS&H is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.
We expect that a representative from EKS&H will be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Change in Accountants
On October 3, 2011, Deloitte & Touche LLP (“Deloitte”), which served as the Company’s independent registered public accounting firm for the fiscal years ended June 30, 2011, and June 30, 2010, informed the Company that Deloitte declined to stand for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012, and would cease providing services to the Company as of October 14, 2011.
Deloitte’s audit report on the Company’s consolidated financial statements for the fiscal years ended June 30, 2011, and June 30, 2010, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s fiscal years ended June 30, 2011, and June 30, 2010, and during the subsequent interim period through October 3, 2011, the Company had no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in its reports for such periods.

Except for certain material weaknesses in internal controls identified by the Company as described in Item 4 of its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, and in Item 9A of its Annual Report on Form 10-K for the fiscal year ended June 30, 2011, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the SEC. The material weaknesses identified in these reports involved: (i) the inadequate design of internal controls related to the preparation and review of the consolidated statement of cash flows; and (ii) the ineffective operation of internal controls to evaluate the work of management’s third party accounting experts, which are utilized to supplement management’s internal review procedures for certain significant, complex, and/or non-routine matters. Despite these noted weaknesses, Deloitte rendered an unqualified opinion on the Company’s consolidated financial statements for the fiscal year ended June 30, 2011. However, in light of these weaknesses, Deloitte’s attestation report regarding the Company’s internal control over financial reporting as of June 30, 2011, contained an adverse opinion on the effectiveness of the Company’s internal control over financial reporting.
The above disclosure regarding Deloitte was originally reported in our Current Report on Form 8-K filed with the SEC on October 7, 2011. The Company provided Deloitte with a copy of the disclosure and requested that Deloitte furnish it with a letter addressed to the SEC stating whether or not Deloitte agreed with the above statements. A copy of such letter from Deloitte dated October 7, 2011, was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on October 7, 2011.
On October 20, 2011, upon the recommendation and approval of the Audit Committee, EKS&H was engaged to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012, commencing with a review of the Company’s interim financial statements for the quarterly period ending September 30, 2011.
During the Company’s fiscal years ended June 30, 2010, and June 30, 2011, and the subsequent interim period through October 20, 2011, neither the Company nor anyone on the Company’s behalf consulted with EKS&H regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and EKS&H did not provide a written report or oral advice to the Company on any accounting, auditing, or financial reporting issue that EKS&H concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.
The above disclosure regarding EKS&H was originally reported in our Current Report on Form 8-K filed with the SEC on October 21, 2011.

Principal Accountants’ Fees and Services
EKS&H served as the Company’s principal accountant for the audit of the Company’s financial statements for the fiscal years ended June 30, 2012, and June 30, 2013, and reviews of the Company’s financial statements included in its Quarterly Reports on Form 10-Q for those fiscal years. Information about their fees and services in those fiscal years is provided below.

Audit Fees
The aggregate fees paid or to be paid to EKS&H for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and the audits of the financial statements included in the Company’s Annual Reports on Form 10-K for the fiscal years ended June 30, 2012, and June 30, 2013, were $349,160 and $347,714, respectively.

Audit-Related Fees
The aggregate fees paid or to be paid to EKS&H in connection with the Company’s audit-related services during the fiscal years ended June 30, 2012, and June 30, 2013, were $31,469 and $0, respectively. The services performed during the 2012 fiscal year related to advice and consultation regarding: (i) the Company’s Securities Act Registration Statement on Form S‑3; (ii) attendance at the Company’s annual meeting of stockholders and Audit Committee meetings; (iii) the reporting of the significant asset swap transaction with Santos; (iv) filings with the Australian Securities Exchange; and (v) certain out-of-pocket expense items. There were no services performed during the 2013 fiscal year related to advice and consultation outside of audit services.

Tax Fees
There were no fees paid or to be paid to EKS&H for tax services rendered to the Company during the fiscal years ended June 30, 2012, or June 30, 2013.

All Other Fees
There were no other fees paid or to be paid to EKS&H for any other services rendered to the Company during the fiscal years ended June 30, 2012, and June 30, 2013.

Pre-Approval Policies
Under its charter, the Audit Committee is required to pre-approve all the services provided by, and fees and compensation paid to, the independent registered public accounting firm for both audit and permitted non-audit services. When it is proposed that the independent registered public accounting firm provide additional services for which advance approval is required, the Audit Committee may form and delegate authority to a subcommittee consisting of one or more members, when appropriate, with the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are to be presented to the Audit Committee at its next scheduled meeting.

Vote Required for Approval
Approval of Proposal 4 - the ratification of the appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014 - will require the affirmative vote of a majority of the shares of our Common Stock and Series A Preferred Stock, voting together as a single class, present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists.
An abstention on this Proposal 4 will not constitute an affirmative vote and therefore will have the same effect as a vote against this Proposal.

Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 4.

OTHER MATTERS
If any other matters are properly presented to stockholders for a vote at the Annual Meeting, the persons named as proxies on the proxy card will have discretionary authority, to the extent permitted by law, to vote on such matters in accordance with their best judgment.
As of the date of this Proxy Statement, the Board knows of no other matters that will be properly presented to stockholders for consideration at the Annual Meeting, in accordance with the Company's By-Laws including the advance notice provisions thereof, other than the matters referred to in Proposals 1, 2, 3, and 4.

SOLICITATION OF PROXIES
The entire expense of preparing and mailing this Proxy Statement and any other soliciting material (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors and solicitors, public relations, transportation, and litigation) will be borne by the Company. In addition to the use of the mails, the Company or certain of its employees may solicit proxies by telephone, telegram, and personal solicitation; however, no additional compensation will be paid to those employees in connection with such solicitation. In addition, the Company has engaged The Proxy Advisory Group, LLC to assist in the distribution of proxy solicitation materials for a services fee and the reimbursement of customary expenses, which are not expected to exceed $5,000 in the aggregate. The Company has also retained Broadridge to provide or coordinate specified telephone and Internet voting, mailing, handling, inspector of election, tabulation, and document hosting services. The estimated fees and expenses payable to Broadridge by the Company for these services are approximately $20,000, plus per item charges for each registered or beneficial stockholder vote, per document charges for the hosting services, and reimbursement of Broadridge’s mailing costs and expenses. The entire cost of the proxy solicitation will be borne by the Company.
Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward solicitation material to the beneficial owners of the Common Stock that such institutions hold of record, and the Company will reimburse such institutions for their reasonable out-of-pocket disbursements and expenses.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING
If a stockholder wishes to have a proposal included in the Notice of Meeting and related Proxy Statement for the Company’s 2014 Annual Meeting of Stockholders (which is assumed would be held on or about December 11, 2014), the stockholder must follow the procedures set forth in SEC Rule 14a-8 under the Securities Exchange Act of 1934 and submit the proposal to the Company no later than July 3, 2014.

Notice of Business to be Brought Before a Stockholders’ Meeting
If a stockholder wishes to present a proposal at the Company’s 2014 Annual Meeting of Stockholders and the proposal is not intended to be included in the Company’s Proxy Statement and form of proxy relating to that meeting, the stockholder must give advance notice to the Company prior to one of two deadlines set forth in the Company’s By-Laws.
If a stockholder’s proposal relates to business other than the nomination of persons for election to the Board of Directors, Article II, Section 2 of the Company’s By-Laws provides in part that:
“At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. For purposes of this Section 2.1, public disclosure shall be deemed to have been made to stockholders when disclosure of the date of the meeting is first made in a press release reported by the Dow Jones News Services, Associated Press, Reuters Information Services, Inc. or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.
A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting

(a)	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(b)	the name and address, as they appear on the corporation’s books, of the stockholder intending to propose such business;

(c)	the class and number of shares of the corporation which are beneficially owned by the stockholder;

(d)
a representation that the stockholder is a holder of record of capital stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business;

(e)	any material interest of the stockholder in such business.”
To be timely under this By-Law provision, a stockholder proposal must be received no earlier than September 12, 2014, but no later than October 10, 2014, which is the time period not less than 60 days nor more than 90 days prior to December 11, 2014.

Nominations of Persons for Election to the Board of Directors
If a stockholder’s proposal relates to the nomination of persons for election to the Board of Directors, Article II, Section 3 of the Company’s By-Laws provides that:
“Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.2. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy days’ (70) notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. For purposes of this Section 2.2, public disclosure shall be deemed to have been made to stockholders when disclosure of the date of the meeting is first made in a press release reported by the Dow Jones News Services, Associated Press, Reuters Information Services, Inc. or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended.
Each such notice shall set forth:

(a)	the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

(b)
a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(c)
a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

(d)
such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors.

To be effective, each notice of intent to make a nomination given hereunder shall be accompanied by the written consent of each nominee to being named in a proxy statement and to serve as a Director of the corporation if elected.
No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in these By-Laws. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.”
To be timely under this By-Law, a stockholder proposal must be received no earlier than September 12, 2014, but no later than October 10, 2014, which is the time period not less than 60 days nor more than 90 days prior to December 11, 2014.
All stockholder proposals should be submitted to the Company’s Corporate Secretary at 1775 Sherman Street, Suite 1950, Denver, CO 80203.
The fact that a stockholder proposal is received in a timely manner does not ensure its inclusion in the proxy material, since there are other requirements in the Company’s By-Laws and the proxy rules relating to such inclusion.

THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2013, FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY, 1775 SHERMAN STREET, SUITE 1950, DENVER, CO 80203, ATTENTION: CORPORATE SECRETARY.

By Order of the Board of Directors,

C. Mark Brannum
Vice President, General Counsel and Secretary
Dated: October 28, 2013

Magellan petroleum

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M63856-P44353 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MAGELLAN PETROLEUM CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors by the holders of Common Stock and Series A Preferred Stock, with each Director to serve for a three-year term.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ronald P. Pettirossi
02) J. Robinson West

The Board of Directors recommends you vote FOR Proposals 2 and 3:

	For	Against	Abstain
2. The non-binding advisory resolution regarding approval of the compensation of our named executive officers.	☐	☐	☐
3. To ratify the appointment of EKS&H LLLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2014.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. **If no choice is indicated, this proxy shall be determined to grant authority to vote FOR the election of all Director nominees named under Proposal 1 and to vote FOR Proposals 2 and 3.** Proposals 1, 2, and 3 above correspond to Proposals 1, 3, and 4, respectively, as set forth in the proxy statement for the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If you are signing on behalf of a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

M63857-P44353

MAGELLAN PETROLEUM CORPORATION
Annual Meeting of Stockholders
December 11, 2013 10:00 AM
This proxy is solicited by the Board of Directors

KNOW ALL BY THESE PRESENTS, that the undersigned holder of common stock of MAGELLAN PETROLEUM CORPORATION, a Delaware corporation (the "Company"), does hereby constitute and appoint J. Thomas Wilson, Antoine J. Lafargue, and C. Mark Brannum, or any one of them, as proxies, with full power to act without the other and with full power of substitution, to vote the said shares of stock at the Annual Meeting of Stockholders of the Company to be held on Wednesday, December 11, 2013, at 10:00 a.m. local time at the Magnolia Hotel, 818 17th Street, Denver, Colorado 80202, at any adjourned or postponed meeting or meetings thereof, held for the same purposes, in the following manner:

UNLESS DIRECTED TO THE CONTRARY BY SPECIFICATION IN THE SPACES PROVIDED, THE SAID INDIVIDUALS ARE HEREBY AUTHORIZED AND EMPOWERED BY THE UNDERSIGNED TO VOTE ON PROPOSALS 1, 2, AND 3 AS LISTED ON THE REVERSE SIDE AND ARE GIVEN DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTERS UPON WHICH THE UNDERSIGNED IS ENTITLED TO VOTE, AND WHICH MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy must be signed exactly as the name appears herein. Executors, administrators, trustees, etc. should give full title as such. If you are signing on behalf of a corporation, please sign in the full corporate name as a duly authorized officer, giving full title as such. If you are signing on behalf of a partnership, please sign in partnership name by an authorized person.

RETURN OF PROXIES

WE URGE EACH STOCKHOLDER WHO IS UNABLE TO ATTEND THE ANNUAL MEETING TO VOTE BY PROMPTLY SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY IN THE REPLY ENVELOPE ENCLOSED.

Continued and to be signed on reverse side

Magellan petroleum

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M63858-P44353

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MAGELLAN PETROLEUM CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors by the holders of Common Stock and Series A Preferred Stock, with each Director to serve for a three-year term.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ronald P. Pettirossi
02) J. Robinson West

Election by the holders of Series A Preferred Stock of two additional Directors, with each to serve a term of one year. Holders of Common Stock are not entitled to vote on this proposal.

Nominees:

03) Vadim Gluzman
04) Robert I. Israel

The Board of Directors recommends you vote FOR Proposals 2 and 3:

	For	Against	Abstain
2. The non-binding advisory resolution regarding approval of the compensation of our named executive officers.	☐	☐	☐
3. To ratify the appointment of EKS&H LLLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2014.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. **If no choice is indicated, this proxy shall be determined to grant authority to vote FOR the election of all Director nominees named under Proposal 1, to vote FOR Proposals 2 and 3.** Proposal 1 above corresponds to Proposals 1 and 2 as set forth in the proxy statement for this Annual Meeting, and Proposals 2 and 3 above correspond to Proposals 3 and 4, respectively, as set forth in the proxy statement for the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If you are signing on behalf of a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

M63859-P44353

MAGELLAN PETROLEUM CORPORATION
Annual Meeting of Stockholders
December 11, 2013 10:00 AM
This proxy is solicited by the Board of Directors

KNOW ALL BY THESE PRESENTS, that the undersigned holder of shares of Series A convertible preferred stock of MAGELLAN PETROLEUM CORPORATION, a Delaware corporation (the "Company"), does hereby constitute and appoint J. Thomas Wilson, Antoine J. Lafargue, and C. Mark Brannum, or any one of them, as proxies, with full power to act without the other and with full power of substitution, to vote the said shares of stock at the Annual Meeting of Stockholders of the Company to be held on Wednesday, December 11, 2013, at 10:00 a.m. local time at the Magnolia Hotel, 818 17th Street, Denver, Colorado 80202, at any adjourned or postponed meeting or meetings thereof, held for the same purposes, in the following manner:

UNLESS DIRECTED TO THE CONTRARY BY SPECIFICATION IN THE SPACES PROVIDED, THE SAID INDIVIDUALS ARE HEREBY AUTHORIZED AND EMPOWERED BY THE UNDERSIGNED TO VOTE ON PROPOSALS 1, 2, AND 3 AS LISTED ON THE REVERSE SIDE AND ARE GIVEN DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTERS UPON WHICH THE UNDERSIGNED IS ENTITLED TO VOTE, AND WHICH MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy must be signed exactly as the name appears herein. Executors, administrators, trustees, etc. should give full title as such. If you are signing on behalf of a corporation, please sign in the full corporate name as a duly authorized officer, giving full title as such. If you are signing on behalf of a partnership, please sign in partnership name by an authorized person.

RETURN OF PROXIES

WE URGE EACH STOCKHOLDER WHO IS UNABLE TO ATTEND THE ANNUAL MEETING TO VOTE BY PROMPTLY SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY IN THE REPLY ENVELOPE ENCLOSED.

Continued and to be signed on reverse side